UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Mid-America Apartment Communities, Inc.

(Name of Registrant as Specified In Its Charter)

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MID-AMERICA APARTMENT COMMUNITIES, INC.

TO OUR SHAREHOLDERS:

You are invited to attend the 2004 Annual Meeting of Shareholders of Mid-America Apartment Communities, Inc. (the “Company”) to be held at 4:00 p.m., local time, on Monday, May 24, 2004, at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018. The Notice of Annual Meeting of Shareholders and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the meeting, as well as other important information about the Company.

During the meeting, management will review our recently completed 2003 fiscal year and provide a report on our progress, including recent developments. Shareholders also will have the opportunity to ask questions about the Company.

Along with the other members of the Board of Directors and management, we look forward to greeting you at the Annual Meeting if you are able to attend.

Very truly yours,

H. Eric Bolton, Jr.
President and Chief Executive Officer

MID-AMERICA APARTMENT COMMUNITIES, INC.
6584 POPLAR AVENUE, SUITE 300
Memphis, Tennessee 38138

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MONDAY MAY 24, 2004

TIME, DATE & PLACE

The 2004 Annual Meeting of Shareholders will be held at 4:00 P.M., local time, on Monday, May 24, 2004, at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018.

ITEMS OF BUSINESS

Shareholders will consider and vote on the following items at the Annual Meeting:

1.	To elect 3 Class I directors to serve until the 2007 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	To ratify the selection of KPMG LLP as the Company’s independent auditors for 2004;

3.	To approve the Amended and Restated Charter of Mid-America Apartment Communities, Inc;

4.	To approve the 2004 Stock Plan; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

WHO MAY VOTE

Shareholders of record at the close of business on Wednesday, March 31, 2004, are entitled to receive this notice and vote at the Annual Meeting.

HOW TO VOTE

Your vote is important. Please refer to the proxy card and the accompanying proxy statement for information regarding your voting options. Even if you plan to attend the Annual Meeting, please take advantage of one of the advance voting options to assure that your shares are represented at the Annual Meeting. You may revoke your proxy at any time before it is voted by following the procedures described in the accompanying Proxy Statement.

By Order of the Board of Directors

Leslie B.C. Wolfgang
Vice President, Director of External Reporting and
Corporate Secretary

Memphis, Tennessee
April 23, 2004

Please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting. Shareholders who attend the Annual Meeting may vote even if they have already sent in a proxy.

MID-AMERICA APARTMENT COMMUNITIES, INC.
6584 POPLAR AVENUE, SUITE 300
Memphis, Tennessee 38138

PROXY STATEMENT

Mid-America Apartment Communities, Inc. is soliciting proxies, and your vote is very important. For this reason, the Board of Directors is requesting that you allow your shares to be represented at the Annual Meeting of Shareholders by the proxies named on the enclosed proxy card. In connection with our solicitation of proxies, we are mailing this proxy statement, the enclosed proxy card, and our 2003 Annual Report to all Shareholders beginning on or about April 23, 2004.

In this proxy statement, terms such as “we,” “us” and “our” refer to Mid-America Apartment Communities, Inc., which may also be referred to from time to time as “MAAC” or the “Company” to distinguish it from its subsidiaries or other related entities.

When is the Annual Meeting?

Monday, May 24, 2004, 4:00 p.m., Central Daylight Time.

Where will the Annual Meeting be held?

Our Annual Meeting will be held at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018.

What items will be voted on at the Annual Meeting?

You will vote on the following matters:

1.	To elect 3 Class I directors to serve until the 2007 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	To ratify the selection of KPMG LLP as the Company’s independent auditors for 2004;

3.	To approve the Amended and Restated Charter of Mid-America Apartment Communities, Inc.;

4.	To approve the 2004 Stock Plan; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for action at the Annual Meeting.

What are the Board of Directors’ recommendations?

Our Board of Directors recommends that you vote:

•	FOR the election of each of the 3 nominees named herein to serve on the Board of Directors;

•	FOR the ratification of the selection of KPMG LLP as the Company’s independent auditors for 2004;

•	FOR approval of the Amended and Restated Charter of Mid-America Apartment Communities, Inc.; and

•	FOR approval of the 2004 Stock Plan.

If any other matter properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on the record date, March 31, 2004, are entitled to receive notice of the 2004 Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. As of the close of business on March 31, 2004, the Company had 20,353,652 shares of common stock outstanding. Each share of the common stock is entitled to one vote and votes may be cast either in person or by proxy.

How do I vote?

Your vote is important. You may vote your shares by completing, signing, dating, and promptly returning the enclosed proxy card in the envelope provided. If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares. If you choose to attend the meeting in person, you may revoke your proxy and personally cast your votes.

Can I change my vote after I return my proxy card?

You may change your vote at any time before it is cast by: (1) submitting another proxy with a more recent date than that of the proxy first given, (2) attending the Annual Meeting and voting in person, or (3) sending written notice of revocation to the Company’s Corporate Secretary, Leslie Wolfgang, 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138.

What vote is required to approve each item?

Quorum Requirement.  A majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, present or represented by proxy, constitutes a quorum, which is necessary to conduct business at the Annual Meeting. You will be considered part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from Director nominees count as “shares present” at the Annual Meeting for purposes of determining a quorum. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary authority to vote on that item and has not received instructions from the owner of the shares.

Election of Directors.  The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the annual meeting is required for the election of directors. A properly executed proxy indicating that authority is “WITHHELD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether one or more directors are elected.

Approval of our Amended and Restated Charter.  The affirmative vote of shareholders representing a majority of our outstanding shares of common stock is required for the approval of our Amended and Restated Charter. A properly executed proxy marked “ABSTAIN” with respect to such proposal will not be voted, although it will be counted for the purpose of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

Other Proposals.  All other matters properly submitted to the shareholders will be approved if a majority of the shares present or represented at the Annual Meeting vote in favor of the proposal.

How do I vote my shares if they are held in the name of my broker (street name)?

If your shares are held by your broker, often referred to as in “street name,” you should receive a form from your broker seeking instruction as to how your shares should be voted. If you do not issue instructions to your broker, your broker may vote your shares at its discretion on your behalf. However, if you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum.

How and when may I submit a shareholder proposal for the Company’s 2005 Annual Meeting?

Our annual meeting of shareholders generally is held in May of each year. Consistent with applicable SEC rules, we will consider for inclusion in our proxy materials for next year’s annual meeting shareholder proposals that are received at our executive offices no later than December 31, 2004 and that comply with other SEC rules regarding form and content. Proposals must be sent to our Corporate Secretary at Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138.

How can I obtain the Company’s Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, including the financial statements, financial statement schedules and exhibits, is being mailed along with this Proxy Statement.

What are the costs of soliciting these proxies?

We pay the cost of soliciting proxies. Solicitation initially will be made by mail. We expect that this Proxy Statement will first be sent to shareholders on or about April 23, 2004. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of our common stock, in which case we will reimburse these parties for their reasonable out-of-pocket expenses. Proxies may also be solicited personally or by telephone or fax by directors, officers and employees of the Company, who will receive no additional compensation for such activities.

Who should I contact if I have any questions?

If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common stock, please contact, our Investor Relations Department, 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138, or by calling (901) 682-6600.

CORPORATE GOVERNANCE

What is our philosophy regarding corporate governance?

We believe that effective corporate governance is critical to our long-term health and our ability to create value for our shareholders. During the past year, we have continued to review our corporate governance policies and practices and to compare them against “best practice” proposals and the practices of other public companies. We also have continued to review the provisions of the Sarbanes-Oxley Act of 2002, new and proposed rules of the SEC, and the new corporate governance rules of the New York Stock Exchange, or the NYSE. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our Board of Directors determines that it would benefit the Company and our shareholders. Based on this review, the Board of Directors has adopted Corporate Governance Guidelines that include detailed specifications for director qualification and responsibility. You may find a copy of our Corporate Governance Guidelines on our website at www.maac.net.

The responsibilities of our Board of Directors and Board committees are described below, along with other corporate governance-related disclosures. All of our Board’s committees have written charters which can be found in the Corporate Governance section on the Investors page of our website at www.maac.net or by request to the following address: Mid-America Apartment Communities, Inc., Attention: Corporate Secretary, 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138. We may, from time to time, form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Directors.

How many independent directors do we have?

Our Board of Directors has determined that five of our current nine directors are independent: Robert F. Fogelman, Alan B. Graf, Jr., John S. Grinalds, Ralph Horn and Michael S. Starnes. All of these directors meet the independence standards of our Corporate Governance Guidelines and the New York Stock Exchange.

How do we determine whether a director is independent?

A director is considered independent if our board of directors affirmatively determines that the director has no direct or indirect material relationship with us. In addition:

•	A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not independent until three years after the end of the affiliation or the employment or auditing relationship.

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the our present executive officers serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

Do any independent directors have relationships with the Company that the Board of Directors determined were not material?

Mr. Graf is an Executive Vice President and Chief Financial officer of FedEx Corporation. In the normal course of business, we use FedEx as an overnight courier. The Board of Directors concluded that this relationship is not material and does not otherwise impair, or appear to impair, Mr. Graf’s independent judgment, and therefore does not prevent him from being independent.

Mr. Horn was Chairman of the Board of Directors of First Tennessee National Corporation until December 2003 and was previously the President and Chief Executive Officer of First Tennessee until 2002. We have a line of credit with a group of banks led by AmSouth Bank. First Tennessee Bank, the principal banking subsidiary of First Tennessee National Corporation, has committed approximately $17.5 million towards this line of credit. We have also entered into interest rate swap agreements with First Tennessee Bank totaling a notional amount of $100 million based on three-month LIBOR. Both the line of credit and the interest rate swap agreements were entered into in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions between unrelated parties. Because of the arm’s-length nature of the transaction, the Board of Directors concluded that these relationships are not material and do not otherwise impair, or appear to impair, Mr. Horn’s independent judgment, and therefore do not prevent him from being independent.

How many times did our Board of Directors meet last year?

The Board of Directors held six meetings during 2003.

Did any of our directors attend fewer than 75% of the meetings of the Board of Directors and their assigned committees?

All of our directors attended at least 75% of the meetings of the Board of Directors and their assigned committees during the fiscal year.

Does our Board of Directors meet regularly without management present?

Our directors, excluding Messrs. Bolton and Wadsworth, regularly meet to promote open discussion among the non-management directors. Mr. Cates presides over these executive sessions. The directors held three executive sessions during 2003.

Do directors attend the annual meeting of shareholders?

The Company does not require its directors to attend its Annual Meeting of Shareholders. Messrs. Bolton, Cates and Wadsworth attended the Annual Meeting of Shareholders held on June 2, 2003.

Does our Board of Directors have any standing committees?

We have three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each consisting of only independent directors.

What does the Audit Committee do?

The Audit Committee is responsible for:

•	appointing, determining the compensation of, and overseeing the work of the independent auditor;

•	pre-approving all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed by the independent auditor;

•	reviewing and discussing with management and the independent auditor the annual audited and quarterly unaudited financials statements and the our disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 10-Qs and 10-Ks;

•	reviewing and discussing the adequacy and effectiveness of our systems of internal accounting and financial controls;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing the overall corporate “tone” for financial reports, controls, and ethical behavior;

•	reviewing with management and the independent auditor our compliance with the requirements for qualification as a REIT; and

•	issuing a report annually as required by the SEC’s proxy solicitation rules.

Where can I find a copy of the Audit Committee Charter?

The Audit Committee Charter is attached to this Proxy Statement as Appendix A. The Audit Committee Charter can also be found at our website at http://www.maac.net.

Who are the members of the Audit Committee?

The members of the Audit Committee are Messrs. Graf (Chairman), Grinalds and Starnes.

Are all of the members of the Audit Committee independent?

The Audit Committee consists entirely of independent directors under the standards of our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange.

How many meetings did the Audit Committee have last year?

The Audit Committee held nine meetings during 2003.

Does the Audit Committee have an Audit Committee Financial Expert?

The Board has determined that Mr. Graf is an independent director and that he meets the qualifications of an audit committee financial expert as defined by the Securities and Exchange Commission.

What does the Compensation Committee do?

The Compensation Committee:

•	reviews and approves our compensation objectives;

•	reviews and approves the compensation programs, plans, and awards for executive officers;

•	acts as administrator as may be required for our equity-related incentive plans; and

•	issues a report annually related to executive compensation, as required by the Securities and Exchange Commission’s proxy solicitation rules.

Does the Compensation Committee have a charter?

The Compensation Committee Charter can be found at our corporate web site at http://www.maac.net.

Who are the members of the Compensation Committee?

The Compensation Committee consists of Messrs. Horn (Chairman), Fogelman, Grinalds and Starnes, all of whom are independent directors.

How many meetings did the Compensation Committee have last year?

The Compensation Committee held two meetings during 2003.

What does the Nominating and Corporate Governance Committee do?

The Nominating and Corporate Governance Committee:

•	provides assistance and oversight in identifying qualified candidates to serve as members of Board of Directors;

•	reviews the qualification and performance of incumbent directors to determine whether to recommend them as nominees for reelection;

•	reviews and considers candidates for director who may be suggested by any director or executive officer, or by any shareholder if made in accordance with our charter, bylaws and applicable law; and

•	recommends to the Board of Directors appropriate corporate governance principles that best serve the practices and objectives of the Board of Directors.

Does the Nominating and Corporate Governance Committee have a charter?

The Nominating and Corporate Governance Committee Charter can be found at our website at http://www.maac.net.

Who are the members of the Nominating and Corporate Governance Committee?

The Nominating and Corporate Governance Committee consists of Messrs. Horn (Chairman), Fogelman, Grinalds and Starnes, all of whom are independent directors.

How many meetings did the Nominating and Corporate Governance Committee hold last year?

The Nominating and Corporate Governance Committee held one meeting during 2003.

How does the Board of Directors select director candidates?

Our charter divides the Board of Directors into three classes as nearly equal in number as possible, with each class serving a term of three years. Our shareholders elect one class of directors at each annual meeting. The Board of Directors has set at nine the number of directors constituting the full Board of Directors.

Minimum Director Qualifications

The Nominating and Corporate Governance Committee along with the Board of Directors is responsible for determining the skills and characteristics that need to be met by each director and director nominee. In determining director or director nominee qualifications, views of both the individual and the Board of Directors as a whole shall be considered.

An individual director or director nominee’s independence shall be determined by following the standards set by both the Securities and Exchange Commission and the New York Stock Exchange; however, the importance of any one director’s independence shall be considered in relation to the Board of Directors as a whole. At minimum, the Board of Directors will have at least a majority of directors who meet the criteria for independence.

A director or director nominee’s knowledge and/or experience in areas such as, but not limited to, real estate investing, REITs, management, leadership, public companies, equity and debt capital markets and financial accounting are likely to be considered both in relation to the individual’s qualification to serve on our Board of Directors and the needs of the Board as a whole.

The Board of Directors does not impose term limits or a mandatory retirement age and while it is believed that a director’s knowledge and/or experience can continue to provide benefit to the Board of Directors following a director’s retirement from his primary work affiliation, it is recognized that a director’s knowledge of and involvement in ever changing business environments can weaken and therefore his ability to continue to be an active contributor to the Board of Directors shall be reviewed. Upon a director’s change in employment status he is required to notify the Chairman of the Board of Directors and the Nominating and Corporate Governance Committee of such change and to offer his resignation for review.

Other characteristics including, but not limited to, the director or director nominee’s material relationships with the Company, time availability, service on other boards of directors and their committees, age, or any other characteristics which may prove relevant at any given time as determined by the Nominating and Corporate Governance Committee shall be reviewed for purposes of determining a director or director nominee’s qualification.

Director Nomination Policy

It is our policy to review and consider all candidates for nomination and election as directors who may be suggested by any director or executive officer of the Company. Our policy is also to refer to its Nominating and Corporate Governance committee for consideration any director candidate recommended by any shareholder who beneficially owns at least 1,000 shares of the Company’s outstanding common stock if made in accordance with the Company’s charter, bylaws and applicable law.

To be considered, a recommendation for director nomination should be submitted in writing to:

Nominating and Corporate Governance Committee
Attention: Leslie B. C. Wolfgang, Corporate Secretary
Mid-America Apartment Communities, Inc.
6584 Poplar Ave., Ste. 300
Memphis, TN 38138

To be considered either for inclusion in the proxy materials solicited by the Directors for the 2005 Annual Meeting or for consideration by the shareholders at the 2005 Annual Meeting, proposals by shareholders must be received no later than December 31, 2004. Any submission should include enough information about the proposed nominee to make him/her identifiable by the committee and include the submitter’s name and the name his/her shares are held in so that the status as a shareholder and the number of shares he/she owns may be verified.

What are directors paid?

Directors who are our employees do not receive additional remuneration for serving as directors. Each non-employee director receives $22,000 annually for serving on the Board of Directors. To compensate for their additional duties, the Audit Committee chairman receives an additional $15,000 annually, and other committee chairmen receive an additional $5,500 annually. Directors also receive $1,000 for attending a meeting of the Board of Directors or a committee meeting not held in conjunction with a Board of Directors meeting in person and $500 for attending a meeting of the Board of Directors or a committee meeting not held in conjunction with a Board meeting by telephone. In accordance with the Company’s Non-Qualified Deferred Compensation Plan For Outside Company Directors, the directors have the option of having shares of the Company’s common stock issued into a deferred compensation account in lieu of cash.

Do the directors receive stock options?

While directors were eligible to receive stock options under the Company’s Amended and Restated 1994 Restricted Stock and Stock Option Plan and will be able to receive stock options under the 2004 Stock Plan if approved by shareholders at the Annual Meeting of Shareholders on May 24, 2004; no stock options have been granted to the non-management directors of the Board of Directors since 1998.

Can I communicate directly with the Board of Directors?

Yes. Shareholders may communicate in writing with our Board of Directors, any of its committees, or its non-management directors by using the following address:

Board of Directors
Attention: Leslie B. C. Wolfgang, Corporate Secretary
Mid-America Apartment Communities, Inc.
6584 Poplar Ave., Ste. 300
Memphis, TN 38138

The Secretary of the Company compiles all substantive communications and periodically submits them to the Board of Directors, the group of directors, or the individual directors to whom they are addressed. All letters pertaining to areas of responsibility of the Board of Directors or its committees will be forwarded to the appropriate chairperson. Letters that pertain to normal day-to-day operations will be forwarded to the appropriate employee.

Does the Company have a Code of Ethics?

The Company’s Board of Directors has adopted a Code of Ethics applicable to the Company’s executive officers, including the Chief Executive Officer and Chief Financial Officer. The Code of Ethics is available on our website at www.maac.net. We intend to post amendments to or waivers from our Code of Ethics (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) at this location on our website.

Certain Relationships and Related Transactions

General Policy

All transactions involving related parties must be approved by a majority of the disinterested members of the Board of Directors.

Relationship with First Tennessee

We have a line of credit with a group of banks led by AmSouth Bank. First Tennessee Bank, the principal banking subsidiary of First Tennessee National Corporation has committed approximately $17.5 million towards this line of credit. We have also entered into interest rate swap agreements with First Tennessee Bank totaling a notional amount of $100 million based on three-month LIBOR. One of our directors, Mr. Horn was Chairman of the Board of Directors until December 2003 and the President and Chief Executive Officer of First Tennessee National Corporation until 2002 Both the line of credit and the interest rate swap agreements were entered into in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions between unrelated parties.

Indebtedness of Management to the Company

In 1997, 1998, and 2000 we sold shares of common stock and limited partnership units in Mid-America Apartments, L.P. to certain employees pursuant to a Leadership Employee Stock Ownership Program (“LESOP”). Under the LESOP, shares of common stock and limited partnership units were sold to employees at market prices, with 15% of the sale price bonused to the employee over a five-year period.

Mr. Cates purchased a total of 175,000 shares pursuant to this program at an aggregate purchase price of $4,496,500. Roughly 85% of this amount, or $3,822,063 was funded by personal loans obtained by Mr. Cates, and the balance, $674,437, was funded by the Company’s LESOP bonus program over a five-year period.

Mr. Bolton purchased a total of 110,000 limited partnership units pursuant to this program at an aggregate purchase price of $2,966,500. Roughly 85% of this amount, or $2,521,563 was funded by personal loans obtained by Mr. Bolton, and the balance, $444,937 was funded by the Company’s LESOP bonus program over a five-year period.

Mr. Wadsworth purchased a total of 100,000 shares and limited partnership units pursuant to this program at an aggregate purchase price of $2,706,500. Roughly 85% of this amount, or $2,300,563 was funded by personal loans obtained by Mr. Wadsworth, and the balance, $405,937 was funded by the Company’s LESOP bonus program over a five-year period.

In April 2002 the Company entered into duplicate LESOP bonus programs to the existing common stock and limited partnership unit sales. These agreements take effect immediately following the conclusion of the first agreements, have the same form and terms of the original agreements, and effectively raise the total LESOP bonus amount to 30% of the original sale price.

The employees of the Company listed in the table below are indebted to the Company pursuant to such promissory notes for shares of common stock and Limited partnership units acquired under the LESOP, which amounts are bonused to them over a five-year period. The table indicates the largest amount of the indebtedness outstanding during fiscal year 2003 and the amount outstanding at February 29, 2004. Such indebtedness bears interest at rates ranging from 5.59% to 6.49% per annum.

	Maximum Indebtedness During 2003	Indebtedness at February 29, 2004
George E. Cates (1)	$605,287.50	$512,493.75
H. Eric Bolton, Jr.	444,937.50	398,137.50
Simon R. C. Wadsworth	405,937.50	366,937.50
Total executive officers	$1,456,162.50	$1,277,568.75

(1)	George E. Cates was not an executive officer of the Company during 2003, but is shown here as a participant in the LESOP program as a result of his former executive status with the Company.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term of three years and until their successors are duly elected and qualified. We have no reason to believe that any nominee for Director will not agree or be available to serve as a Director if elected. However, should any nominee become unable or unwilling to serve, the proxies may be voted for a substitute nominee or to allow the vacancy to remain open until filled by our Board of Directors. The presence of a quorum at the Annual Meeting, either in person or by written proxy, and the affirmative vote of a plurality of the votes cast at the meeting are necessary to elect a nominee as a director.

Information regarding each of the nominees for director is set forth below. Directors’ ages are given as of the date of this Proxy Statement.

NOMINEES FOR ELECTION

Class I Directors
Terms will expire at the 2007 Annual Meeting

JOHN F. FLOURNEY
Mr. Flourney, age 63, has served as a director since November 1997. Mr. Flournoy has been the Chairman and Chief Executive Officer of Flournoy Development Company for 36 years. Flournoy Development Company has been in multi-family housing development and construction primarily in the Southeastern United States for over 30 years. Mr. Flournoy also serves as a director of the W.C. Bradley Company and the Columbus Bank and Trust Company. Committees: None

ROBERT F. FOGELMAN
Mr. Fogelman, age 68, has served as a director since July 1994 and has been the President of Fogelman Investment Company, a privately owned investment firm, for more than seven years. Committees: Compensation, Nominating and Corporate Governance

MICHAEL S. STARNES
Mr. Starnes, age 59, has served as a director since July 1998. Mr. Starnes founded M.S. Carriers, Inc., a truckload transportation and logistics company, in 1978 and served as Chairman and Chief Executive Officer until its merger with Swift Transportation Co., Inc. in June 2001. Since June 2001, Mr. Starnes has served as President of M.S. Carriers, a subsidiary of Swift Transportation Co., Inc. He is also a director of Swift Transportation Co., Inc. and Union Planters Corporation. Committees: Audit, Compensation, Nominating and Corporate Governance

INCUMBENT DIRECTORS

Class II Directors
Terms will expire at the 2005 Annual Meeting

H. ERIC BOLTON, JR.
Mr. Bolton, age 47, has served as a director since February 1997. Mr. Bolton is our Chairman of the Board of Directors, President and Chief Executive Officer. Mr. Bolton joined us in 1994 as Vice President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996. Mr. Bolton assumed the position of Chief Executive Officer following the retirement of George E. Cates in October 2001 and became Chairman of the Board in September 2002. Mr. Bolton was with Trammell Crow Company for more than five years, and prior to joining us was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors. Committees: None

ALAN B. GRAF, JR.
Mr. Graf, age 50, has served as a director since June 2002. Mr. Graf is the Executive Vice President and Chief Financial Officer of FedEx Corporation, a position he has held since 1998 and is a member of FedEx Corporation’s Executive Committee. Prior to that time, he was Executive Vice President and Chief Financial Officer for FedEx Express, FedEx’s predecessor, from 1991 to 1998. Mr. Graf joined FedEx in 1980. He serves as a director for NIKE Inc. and Kimball International, Inc. Committees: Audit (Chairman)

RALPH HORN
Mr. Horn, age 63, has served as a director since April 1998. Mr. Horn was elected President, Chief Operating Officer, and a director of First Tennessee National Corporation (“FTNC”) in July 1991 and Chief Executive Officer in April 1994. Mr. Horn was elected Chairman of the Board of FTNC in January 1996. Mr. Horn served as Chief Executive Officer and President of FTNC until July 2002, and as Chairman of the Board through December 2003. Mr. Horn is also a director of Harrah’s Entertainment, Inc., Gaylord Entertainment Corporation and The Church Health Center. Committees: Compensation (Chairman), Nominating and Corporate Governance (Chairman)

Class III
Terms will expire at the 2006 Annual Meeting

GEORGE E. CATES
Mr. Cates, age 66, has served as a director since 1994 and served as Chairman of the Board of Directors from the time of its initial public offering in February 1994 until September 2002. Mr. Cates served as our President and Chief Executive Officer from February 1994 until his planned retirement in October 2001. Mr. Cates was President and Chief Executive Officer of The Cates Company from 1977 until its merger with us in February 1994. Mr. Cates also serves as a director for First Tennessee National Corporation and The Marketing Alliance. Committees: None

JOHN S. GRINALDS
General Grinalds, age 66, has served as a director since November 1997. General Grinalds became the President of The Citadel in Charleston, South Carolina in 1997. Prior to assuming the presidency of The Citadel, General Grinalds was the headmaster of Woodberry Forest School in Virginia. From 1989 to 1991, General Grinalds held the rank of Major General and was the commanding general of the Marine Corps Recruit Depot in San Diego, California. Committees: Audit, Compensation, Nominating and Corporate Governance

SIMON R. C. WADSWORTH
Mr. Wadsworth, age 57, has been Executive Vice President, Chief Financial Officer and a director since March 1994. Committees: None

The affirmative vote of a plurality of the votes cast at the Annual Meeting, in person or by proxy, is required to elect the nominees as Class I directors.

The Board of Directors recommends a vote “FOR” each of the Nominees for Class I Directors

STOCK OWNERSHIP

Security Ownership of Management

The following table sets forth the beneficial ownership of our common stock as of February 29, 2004 by (i) each director, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors, nominees and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
George E. Cates	843,111	(2)	3.93%
John F. Flournoy**	654,552	(3)	3.05%
Robert F. Fogelman**	622,076	(4)	2.90%
H. Eric Bolton, Jr.	283,408	(5)	1.32%
Simon R. C. Wadsworth	236,497	(6)	1.10%
Ralph Horn	46,217	(7)	*
Michael S. Starnes**	11,112	(8)	*
John S. Grinalds	9,650	(9)	*
Alan B. Graf, Jr.	7,189	(10)	*
All Directors, Nominees and Executive Officers as a group (9 Persons)	2,713,812		12.64%

(1)	Based on 20,086,319 shares of common stock outstanding on February 29, 2004, plus 1,013,396 shares of common stock issuable in exchange for limited partnership units and 366,879 shares issuable upon exercise of options exercisable within 60 days of February 29, 2004, that was held by the listed individuals as a group. With respect to each listed person (and all listed persons, as a group), the beneficial ownership of such person or group includes the number of shares of common stock issuable to such person or group in exchange for limited partnership units plus the number of shares of common stock issuable to such person or group in respect to options exercisable within 60 days of February 29, 2004. Except as indicated in the footnotes to this table, each listed person possesses sole voting and investment power with respect to all shares of common stock shown as owned by such person.

(2)	Includes 456,351 shares owned directly by Mr. Cates, as to 355,129 of which Mr. Cates has sole voting power and as to 101,222 of which Mr. Cates has shared voting power, (41,360 shares held by a family limited partnership in which Mr. Cates is a partner; 18,476 shares held by Mr. Cates through an individual retirement account, and 41,386 shares Mr. Cates owns in a joint account with his wife); 201,233 shares that Mr. Cates has the current right to acquire upon redemption of limited partnership units; 136,224 shares that Mr. Cates has the right to acquire upon the exercise of options that are exercisable within 60 days of February 29, 2004; and 1,251 shares held in a deferred compensation account. Also includes 9,849 shares and 38,203 limited partnership units owned by Mr. Cates’ wife, over which Mr. Cates exercises no voting or investment power.

(3)	Includes 607,989 shares owned directly by Mr. Flournoy; 41,271 shares that Mr. Flournoy has the current right to acquire upon redemption of limited partnership units; and 5,292 shares held in a deferred compensation account.

(4)	Includes 42,500 shares held by Romar Partnership as to which Mr. Fogelman shares voting and investment power; 570,500 shares that Mr. Fogelman has the current right to acquire upon redemption of limited partnership units; 3,000 shares that Mr. Fogelman has the right to acquire upon the exercise of options that are exercisable within 60 days of February 29, 2004; and 6,076 shares held in a deferred compensation account.

(5)	Includes 21,420 shares owned directly by Mr. Bolton, as to 16,281 of which Mr. Bolton has sole voting power and as to 5,139 of which Mr. Bolton has shared voting power; 110,000 shares that Mr. Bolton has the current right to acquire upon redemption of limited partnership units; 149,050 shares that Mr. Bolton has the right to acquire upon the exercise of options that are exercisable within 60 days of February 29, 2004, and 2,938 shares attributed to Mr. Bolton in the Company’s Employee Stock Ownership Plan.

(6)	Includes 104,753 shares owned directly by Mr. Wadsworth, as to 82,888 of which Mr. Wadsworth has sole voting power and as to 3,213 of which Mr. Wadsworth has shared voting power and 18,652 shares held by Mr. Wadsworth through an individual retirement account; 2,951 shares attributed to Mr. Wadsworth in the Company’s Employee Stock Ownership Plan; 52,188 shares that Mr. Wadsworth has the right to acquire upon redemption of limited partnership units; and 76,605 shares that Mr. Wadsworth has the right to acquire upon the exercise of options that are exercisable within 60 days of February 29, 2004.

(7)	Includes 37,000 shares owned directly by Mr. Horn; 1,000 shares that Mr. Horn has the right to acquire upon the exercise of options that are exercisable within 60 days of February 29, 2004; and 8,217 shares held in a deferred compensation account.

(8)	Includes 3,000 shares owned directly by Mr. Starnes; 1,000 shares that Mr. Starnes has the right to acquire upon the exercise of options that are exercisable within 60 days of February 29, 2004; and 7,112 shares held in a deferred compensation account.

(9)	Includes 2,009 shares owned directly by General Grinalds; 140 shares held by General Grinalds through an individual retirement account; and 7,501 shares held in deferred compensation accounts.

(10)	Includes 4,000 shares owned directly by Mr. Graf; and 3,189 shares held in a deferred compensation account.

*	Represents less than 1% of total.

**	Director Nominee.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of December 31, 2003, regarding each person known to the Company to be the beneficial owner of more than five percent of its common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Cohen & Steers Capital Management, Inc. (2) 757 Third Avenue New York, NY 10017-2013	1,717,100	8.01%

(1)	Based on 20,031,614 shares of common stock outstanding on December 31, 2003, plus 1,013,396 shares of common stock issuable in exchange for common limited partnership units of limited partnership interest in Mid-America Apartments, L.P. and upon exercise of 385,805 options exercisable within 60 days of December 31, 2003 that were held by all directors, director nominees and executive officers named in the Summary Compensation Table.

(2)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that this entity has sole power to vote or to direct the vote for 1,685,300 shares and sole power to dispose or to direct the disposition of 1,717,100 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers to file with the Commission initial reports of ownership and reports of changes in ownership of the Company’s common stock and to furnish the Company with copies of all forms filed.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to the Company’s directors and executive officers were completed on a timely basis except as described in this section.

General Grinalds directly purchased 100 shares at $23.75 on March 17, 2003. The requisite filing was due on March 19, 2003, but was filed one day late on March 20, 2003.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer and certain other of our executive officers for services rendered to us.

		Annual Compensation				Long-Term Compensation
						Awards
Name and Position	Year	Salary	Bonus	Other Annual Compen- sation (1)		Restricted Stock Awards		Securities Underlying Options/ SARs
H. Eric Bolton, Jr.
Chairman, President	2003	$334,615	$260,050	$116,620	(2)	$—		—
and Chief Executive	2002	$296,512	$4,562	$105,415	(2)	$549,984	(4)	60,000
Officer	2001	$274,483	$102,460	$109,804	(2)	$—		40,500

Simon R. C. Wadsworth
Executive Vice	2003	$222,692	$170,050	$102,932	(3)	$—		—
President, Chief	2002	$213,615	$4,562	$97,388	(3)	$397,488	(4)	40,000
Financial Officer	2001	$204,615	$89,815	$102,577	(3)	$—		23,000
and Director

(1)	Represents supplemental bonus pursuant to the Company’s LESOP, the majority of which was offset against the indebtedness of the executive officers to the Company described in “Indebtedness of Management to the Company” above, and matching contributions to the Company’s Executive Deferred Compensation Retirement Plan.

(2)	Mr. Bolton’s offsets of indebtedness related to the Company’s LESOP in 2003, 2002 and 2001 were each $88,987.50. The Company matches to Mr. Bolton’s deferred compensation account were $10,087, $8,674, and $7,667 for 2003, 2002 and 2001, respectively.

(3)	Mr. Wadsworth’s offsets of indebtedness related to the Company’s LESOP in 2003, 2002 and 2001 were each $81,187.50. The Company matches to Mr. Wadsworth’s deferred compensation account were $6,730, $8,953, and $9,252 for 2003, 2002 and 2001, respectively.

(4)	Mr. Bolton’s and Mr. Wadsworth’s restricted stock issuances of 21,813 and 15,775 shares, respectively, were made under the Company’s Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan.

Option Grants in Last Fiscal Year

No option grants were issued to executive officers during the year ended December 31, 2003.

Aggregated Option Exercises Through December 31, 2003

The following table provides information on options held by executive officers through December 31, 2003, and the value of each of their unexercised options at December 31, 2003.

	Exercised Options
Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options/SARs at December 31, 2003 Exercisable/ Unexercisble	Value of Unexercised In-The-Money Options/SARs at December 31, 2003 (2) Exercisable/ Unexercisble
H. Eric Bolton, Jr.	—	—	121,300/107,700	$877,300/$1,048,181
Simon R. C. Wadsworth	49,364	$280,746	55,105/74,200	$264,761/$725,853

(1)	Based on the market value of the underlying securities at exercise less the exercise price.

(2)	Based upon the closing price of the Company’s common stock on the New York Stock Exchange on December 31, 2003 of $33.58 per share, less the exercise price.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee in 2003 consisted of Messrs. Horn (Chairman), Fogelman, Grinalds and Starnes. During 2003 no employee of the Company participated in decisions related to his compensation. None of the Company’s executive officers served as a director or member of the compensation committee of any other entity whose executive officers served on the Company’s Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

The Compensation Committee of the Board of Directors is currently composed solely of independent directors. The Compensation Committee is responsible for ensuring that a proper balance of current compensation and longer-term equity-based rewards are offered to executive management to provide incentives to increase shareholder value. The Compensation Committee determines each executive officer’s compensation annually, including base salary, discretionary cash bonuses, and stock incentive awards. The Company’s compensation policy is to reward performance, which leads to long-term growth in shareholder value per share.

Our executive compensation program is designed to attract, retain, and reward the executives responsible for leading us toward the achievement of our business objectives. The Compensation Committee makes decisions each year regarding executive compensation, including base salaries, bonus awards, and stock-based compensation. All compensation for executive officers is reviewed by the full Board of Directors. The Compensation Committee has furnished the following report on executive compensation for fiscal 2003.

Philosophy and Policies for Executive Officer Compensation

The general philosophy underlying our executive compensation program is to:

•	attract, retain and motivate highly qualified and high-performing executives;

•	provide competitive levels of compensation commensurate with the achievement of our annual and long-term performance goals; and

•	reward superior corporate and individual performance.

In determining executive compensation, the Compensation Committee considers our financial and operating performance relative to companies with similar annual revenues, capitalization, and business operations, as well as the performance of each individual executive officer. The Committee also, in its discretion, considers such other factors as it deems relevant to providing compensation that is competitive in the marketplace, rewards successful financial performance, and aligns executive officers’ interests with those of our shareholders.

Base Salary and Annual Incentive Compensation

Executive management’s compensation, including their salaries, is based upon the competitive market for their services, their specific responsibilities, experience and overall performance. The company conducts a survey annually (“Survey”) of multifamily Real Estate Investment Trusts (“REITs”) by reviewing publicly available information on compensation of the REITs’ senior management personnel, with special emphasis on those of similar geographic concentration, size, and/or business focus as the Company. This information is compiled and made available to the Compensation Committee in advance of its meeting in the beginning of each year.

The Compensation Committee sets executive compensation programs to be competitive with REITs which are included in the Survey, taking into account individually each component of compensation, including base salary, annual bonus programs, and long term incentive plans which it believes will best align executive management’s interests with those of shareholders over a long term period. The Compensation Committee intends for each component and the aggregate of the compensation program to be competitive.

For 2004, the participants in the annual executive bonus plan are Messrs. Bolton and Wadsworth. In setting the 2004 annual bonus plan, which is re-evaluated at the beginning of each year, the Compensation Committee has adopted a plan, which takes into account growth of Funds Available for Distribution (“FAD”) per share (defined as Funds From Operations less recurring capital expenditures) over 2003, and the achievement of individual goals as approved by the Compensation Committee. In a year when no FAD growth is achieved, the Compensation Committee has the option of approving, or not, a bonus payment considering the Company’s performance relative to the performance of its peers over the same time period. The Compensation Committee also has the ability to factor in any unique variables that may or may not occur that impact the Company’s performance. The scope of the plan was set with the goal of making it an important part of executive management’s total compensation and making the plan competitive with programs offered by those REITs included in the Survey.

Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan

The Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan (the “1994 Plan”) was established in 1994 to be the Company’s long-term incentive plan for executive officers and other selected employees. The objective of the program is to retain and motivate executives to improve long-term stock performance. The Compensation Committee has the authority, within limitations set forth in the 1994 Plan, (i) to establish rules and regulations concerning the 1994 Plan, (ii) to determine the persons to whom options and restricted securities may be granted, (iii) to fix the number of shares of common stock to be covered by each option and (iv) to set the terms and provisions of each option and restricted security to be granted. Stock options are generally granted at the prevailing market value and will only have value if the Company’s stock increases in value.

In compliance with the time limitations of the 1994 Plan, as of January 1, 2004, no further grants can be made under the 1994 Plan.

2004 Stock Plan

In 2003, the Compensation Committee and Board of Directors approved the 2004 Stock Plan pending shareholder approval. The 2004 Stock Plan mirrors the 1994 Plan and allows for future grants of options and shares of restricted stock.

The shareholders will vote at the Annual Meeting this year on a proposal to approve the 2004 Stock Plan. See “Proposal No. 4” for further information.

Long-Term Performance Based Incentive Compensation Plan

In 2003, the Compensation Committee, by authorization of the Board of Directors, and shareholders, approved a new Long-Term Performance Based Incentive Compensation Plan for executive officers (the “Plan”). The Plan provides executive officers with the opportunity to earn restricted stock based on a three-year performance window from 2003 to 2005. Performance goals are based on shareholders achieving defined investment returns over the three-year window and the Company’s performance ranking in the top third of benchmark performance goals, (defined by the Compensation Committee). Any earned restricted stock would vest 20% a year over the five-year period from 2006 to 2010, dependent upon the executive officer’s continued employment with the Company.

Non-Qualified Executive Deferred Compensation Plan

The Non-qualified Deferred Compensation Plan is the Company’s long-term incentive plan for key employees who are not qualified for participation in the Company’s 401(k) plan. Under the terms of this plan, key employees may elect to defer a percentage of their compensation and the Company matches a portion of their salary deferral with similar provisions as apply for the Company’s 401(k) plan. This plan is designed so that the employees’ investment earnings should be the same as the earning assets in the Company’s 401(k) plan.

Compensation of Chief Executive Officer

Mr. Bolton’s employment agreement with the Company, entered into in December 1999, provides for a base salary of $345,000 for the year ended December 31, 2003. The Compensation Committee considered this annual base salary to be competitive with comparable REITs to the Company. During the calendar year 2003, Mr. Bolton received $552,034 in bonus compensation, $450,004 of which represents 17,544 shares of restricted stock which were granted in 2002, but have not vested, and $99,980 of which represents 4,269 shares of restricted stock related to work performed in 2002.

Employment Agreements

The Company entered into employment agreements with Messrs. Bolton and Wadsworth in December 1999. These employment agreements have substantially similar terms, except for their base salary provisions. Each one (i) has a term of one year that renews automatically on the first day of each month for an additional one-month period, so that on the first day of each month, unless sooner terminated in accordance with the terms of the agreement, the remaining term is one year; (ii) provides for annual base salaries for the executives, subject to change at the discretion of the Compensation Committee; and (iii) allows for annual incentive/bonus compensation.

Upon the executive’s termination due to death or permanent disability or in the event the executive is terminated without cause by the Company or suffers a constructive termination of his employment in the absence of a change of control, the Company will pay the executive all amounts due to the executive as of the date of termination under the terms of all incentive and bonus plans, and will also continue to pay the executive his base salary as then in effect for one year after the termination. In addition, all stock options granted to the executive shall become fully vested and exercisable in accordance with their terms on the termination date, or the executive may elect to receive an amount in cash equal to the in-the-money value of the shares covered by all such options. Finally, the Company will pay to the executive all legal fees incurred by the executive in connection with his termination without cause or constructive termination by the Company.

If the executive is terminated without cause or suffers a constructive termination in anticipation of, on, or within three years after a change in control of the Company, the executive is entitled to receive a payment equal to the sum of two and 99/100 (2.99) times his annual base salary in effect on the date of termination plus two and 99/100 (2.99) times his average annual cash bonus paid during the two immediately preceding fiscal years. To the extent that an excise tax on excess parachute payments will be imposed on the executive under Section 4999 of the Internal Revenue Code as a result of such payment, the Company shall pay the executive an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. In addition, all stock options granted to the executive shall become fully vested and exercisable in accordance with their terms on the termination date, or the executive may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for shares of the Company paid in connection with the change of control and the per share exercise price of the options held by the executive, multiplied by the number of shares covered by all such options. Finally, the Company will pay to the executive all legal fees incurred by the executive in connection with the change of control.

Each employment agreement also contains confidentiality and non-competition provisions, as well as the agreement of the executive not to hire other employees of the Company upon severance.

Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company’s Chief Executive Officer and four other most highly compensated executive officers. Compensation paid to these officers in excess of $1,000,000 that is not performance-based cannot be claimed by the Company as a tax deduction. The Compensation Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation and to seek to qualify executive compensation awards as performance-based compensation excluded from the $1,000,000 limit. Stock options and other equity-based incentives granted under the Company’s stock incentive plans qualify as performance-based compensation. None of the executive officers received compensation in 2003 that would exceed the $1,000,000 limit on deductibility. The Committee has not determined whether it will approve any compensation arrangements that will cause the $1,000,000 limit to be exceeded in the future.

Submitted by the Compensation Committee of the Board of Directors:

Ralph Horn (Chairman)
Robert F. Fogelman
John S. Grinalds
Michael S. Starnes

PERFORMANCE GRAPH

The following graph compares the cumulative total return to the shareholders of Mid-America Apartment Communities, Inc. (“MAA”) to the S&P 500 Index and the Equity REIT Total Return Index prepared by the National Association of Real Estate Investment Trusts (“NAREIT”). It assumes that the base share price for the Company’s common stock and each index is $100 and that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance.

MID-AMERICA APARTMENT COMMUNITIES, INC.
TOTAL RETURN PERFORMANCE

AUDIT COMMITTEE REPORT

The Audit Committee has the responsibilities and powers set forth in its charter which include the responsibility to assist our Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Audit Committee is also required to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the SEC.

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. The Company’s independent auditor is responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2003, with our management. In addition, we have discussed with KPMG LLP, the Company’s independent auditing firm, the matters required by Codification of Statement on Auditing Standards No. 61, the Sarbanes-Oxley Act of 2002, and other matters required by the charter of this Committee.

The Committee also has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and we have discussed with KPMG LLP their independence from the Company and its management. The Committee has discussed with the Company’s management and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

As a result of our review and discussions, we have recommended to the Board of Directors the inclusion of our audited financial statements in the annual report for the year ended December 31, 2003, on Form 10-K for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Alan B. Graf, Jr. (Chairman)
John S. Grinalds
Michael S. Starnes

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements for 2002 and 2003, and fees billed for other services rendered by KPMG.

	Audit Fees	Audit-Related Fees (1)	Audit and Audit-Related Fees	Tax Fees (2)	All Other Fees	Total Fees
2002	$347,180	$85,000	$432,180	$292,480	$—	$724,660
2003	$296,500	$71,000	$367,500	$322,700	$—	$690,200

(1)	Audit-related fees generally consist of fees for audits of financial statements of certain employee benefit plans and consultations as to the appropriate application of generally accepted accounting principles to proposed transactions. Audit-related fees in 2003 and 2002 included $30,000 and $45,000, respectively, related to audits of unconsolidated subsidiaries.

(2)	Tax fees in 2003 included $315,000 for tax return preparations or review and assistance in addressing federal and state examinations and $7,700 for tax consultations. Tax fees in 2002 included $289,420 for tax return preparation or review and $3,060 for tax consultations.

SEC rules under Section 202 of the Sarbanes-Oxley Act of 2002 require the Audit Committee to pre-approve audit and non-audit services provided by our independent auditor. In 2002, our Audit Committee began pre-approving all services by KPMG and has pre-approved all new services since that time.

No fees were billed by KPMG for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X in 2003.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee is responsible for selecting our independent auditors and has selected KPMG LLP to audit our financial statements for the 2004 fiscal year. Accordingly, shareholder approval is not required to appoint KMPG LLP as our independent auditors for fiscal year 2004. The Board of Directors believes, however, that submitting the appointment of KPMG to the stockholders for ratification is a matter of good corporate governance. A representative of KPMG is expected to be present at the Annual Meeting to make a statement if they so desire and to answer any appropriate questions.

In the event you do not ratify the appointment of KPMG as our independent auditors, the Audit Committee will reconsider the appointment of KPMG. Even if you do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it believes that such a change would be in the best interests of the Company and our shareholders.

The presence of a quorum at the Annual Meeting and the affirmative vote of a majority of the votes present at the meeting, either in person or by proxy, and entitled to vote on the matter are necessary to ratify the selection of KPMG as our independent auditors for fiscal year 2004.

The Audit Committee of the Board of Directors unanimously
recommends a vote “FOR” adoption of Proposal No. 2.

PROPOSAL NO. 3
APPROVAL OF THE AMENDED AND RESTATED CHARTER
OF MID-AMERICA APARTMENT COMMUNITIES, INC.

In February 2004, subject to shareholder approval, the Board of Directors approved the Amended and Restated Charter of Mid-America Apartment Communities, Inc. The Amended and Restated Charter removes the designations of 2,000,000 shares for the Series A Preferred Stock, 2,156,250 shares for the Series B Preferred Stock, 2,000,000 million shares for the Series C Preferred Stock and 1,000,000 shares for the Series E Preferred Stock. All of these shares have been fully redeemed. If the amended and restated charter is approved by our shareholders, these shares will become authorized but unissued shares of preferred stock with respect to which our Board of Directors may again determine the preferences, limitations and relative rights. The Amended and Restated Charter also provides that any shares of preferred stock reacquired by the Company will constitute authorized but unissued shares of preferred stock with respect to which our Board of Directors may again determine the preferences, limitations and relative rights.

The full text of the proposed Amended and Restated Charter of Mid-America Apartment Communities, Inc. is attached to this Proxy Statement as Appendix B.

The affirmative vote of shareholders representing a majority of the outstanding shares of common stock is required to approve the Amended and Restated Charter of Mid-America Apartment Communities, Inc.

The Board of Directors recommends a vote “FOR” adoption of Proposal No. 3.

Securities Authorized For Issuance Under Equity Compensation Plans Through December 31, 2003

The following table provides information with respect to compensation plans under which our equity securities are authorized for issuance as of December 31, 2003.

	Number of Securities Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted Average Exercise Price of Outstanding Options Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by security holders	1,037,970	$24.78	308,533
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,037,970	$24.78	308,533

(1)	Columns (a) and (b) above do not include 109,084 shares of restricted stock that are subject to vesting requirements which were issued through the Company’s Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan or 38,600 shares of common stock which have been purchased by employees through the Employee Stock Purchase Plan.

(2)	Column (c) above includes 197,133 shares available to be issued under the Company’s Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan and 111,400 shares available to be issued under the Company’s Employee Stock Purchase Plan.

The 197,133 shares available to be issued under the Company’s Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan ceased to be eligible to be granted as of January 1, 2004, in compliance with the time limitations of that plan.

PROPOSAL NO. 4
APPROVAL OF THE 2004 STOCK PLAN

In February 2004, subject to shareholder approval, the Compensation Committee of the Board of Directors approved the 2004 Stock Plan. This plan mirrors the Company’s existing Fourth Amended and Restated 1994 Stock and Stock Option Plan which was approved by shareholders at the June 10, 2002 Shareholder Meeting, but which, as of January 1, 2004, no longer allows for future grants.

Our Board of Directors believes that the 2004 Stock Plan furthers the Board of Director’s philosophy of closely aligning the interests of the Company’s shareholders and management and using incentive based compensation to encourage and reward performance. The 2004 Stock Plan will permit the Company to continue to emphasize compensation with a value directly tied to Company goals and performance. Our Board of Directors believes that the 2004 Stock Plan will enable the Company to maintain a total compensation program, which combines salary, bonuses and long-term share incentive awards to encourage management strategies and action that will continue to build shareholder value.

The provisions of the 2004 Stock Plan are described in detail below; however, this description of the plan is qualified in its entirety by reference to the plan itself, a copy of which is attached to this proxy statement as Appendix C.

The 2004 Stock Plan provides for the grant of stock options and restricted stock awards, in the sole discretion of the Compensation Committee, to our:

•	employees and/or any of our subsidiaries whose performance or contribution, in the sole discretion of the Compensation Committee, benefits or will benefit the Company in a significant manner;

•	non-employee directors of the Company and/or any of our subsidiaries; and

•	consultants or advisors of the Company.

Share Reserve

An aggregate of 500,000 shares of common stock are reserved for issuance under the 2004 Stock Plan.

Administration

The 2004 Stock Plan will be administered by the Compensation Committee of our Board of Directors. Subject to the terms of the 2004 Stock Plan, the committee determines the recipients, the number and type of stock awards to be granted and the terms and conditions of the awards.

Stock Options

Stock options are granted under the 2004 Stock Plan pursuant to stock option agreements. The exercise price for an incentive stock option cannot be less than the fair market value of the common stock on the date of grant. The plan prohibits the repricing of any option. Stock options granted under the 2004 Plan will be exercisable at such times and will be subject to such restrictions and conditions as the Compensation Committee in each instance approves, which need not be the same for all participants.

Each stock option will expire at such time as the committee determines; provided, however, that the term of any Incentive Stock Option (“ISO”) shall not exceed 10 years after the date the ISO is awarded. For any participant who owns 10% or more of the combined total voting power of the Company or any of its subsidiaries, the term of each ISO shall not exceed 5 years. ISOs to purchase no more than $100,000 of our common stock (measured as of the date of grant of the option) may vest as to each optionee in each calendar year (taking into account all ISOs granted pursuant to any of the Company’s plans).

Restricted Stock

Awards under the 2004 Plan may be in the form of shares of common stock subject to certain restrictions imposed by the Compensation Committee. The committee will determine the number of shares of restricted stock to be granted and may impose different terms and conditions on any particular grant of restricted stock. Shares of restricted stock will be issued in uncertificated form and registered in the name of such participant and will be so held until the restrictions thereon have lapsed and all of the terms and conditions applicable to such award have been satisfied.

Awards of restricted stock will become unrestricted and vest in the participant in accordance with the vesting schedule set forth in the underlying award agreement. In no event will the restriction period be less than one year after the date on which such award is granted. During the restriction period applicable to a restricted award, such award will be unvested and the restricted stock may not be transferred or otherwise disposed of by the participant. After satisfaction of the vesting schedule and the restrictions set by the committee, a certificate for the number of shares of common stock which are no longer subject to such restrictions will be delivered to the participant. The remaining shares, if any, issued in respect of such restricted stock will either be forfeited or will continue to be subject to the restrictions set by the committee, as the case may be.

A participant will have, with respect to shares of restricted stock, all of the rights of a shareholder of the Company, including the right to vote the shares and to receive any cash dividends declared and paid on the shares. Stock dividends issued with respect to restricted stock will be treated as additional grants of restricted stock and will be subject to the same restrictions that apply to the shares of restricted stock with respect to which such stock dividends are issued.

Payment

Acceptable consideration for the purchase of common stock issued under the 2004 Stock Plan include cash or, at the discretion of the committee, common stock, a deferred payment arrangement or other legal consideration approved by the committee. Generally, an optionee may not transfer a stock option granted under the 2004 Stock Plan, other than by will or the laws of descent and distribution unless the optionee holds a nonstatutory stock option that provides otherwise. We will use the proceeds received upon exercise of any stock option for general corporate purposes.

Tax Limitations

Stock Option Grants.  Incentive stock options may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as nonstatutory stock options. No incentive stock option, and before our stock is publicly traded, no nonstatutory stock option, may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or any affiliate unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of any incentive stock option award must not exceed five years from the date of grant.

Restricted Stock Awards.  A grantee of a restricted stock award may elect to change the tax treatment of the award under Section 83(b) of the Code. In general, a participant who has received shares of restricted stock and who has not made an election under Section 83(b) of the Code to be taxed upon receipt will include in his gross income as compensation income an amount equal to the fair market value of the shares of restricted stock at the earlier of the first time the rights of the participant are transferable or the restrictions lapse. If a participant makes an election under Section 83(b), he or she will report the value of the restricted stock received as gross income at the time of receipt. The Company will be entitled to a deduction at the time that the participant is required to recognize income, subject to the limitations set forth below.

Termination of Employment

Stock Options.  The 2004 Plan provides that if a participant’s employment (or a non-employee director participant’s directorship) is terminated other than for death, disability or retirement, he will forfeit his unvested stock options immediately, and he will have up to 30 days following termination to exercise vested stock options. If a participant dies, becomes disabled or retires, on the other hand, his unvested stock options will become vested immediately, and any vested options will be exercisable as follows (subject to the applicable terms and provisions of the plan and the relevant award agreement):

•	in the event of disability, until the earlier of expiration or one year from the date of termination for ISOs and until expiration for non-qualified stock options;

•	in the event of retirement, until the earlier of expiration or three months from the date of termination for ISOs and until expiration for non-qualified stock options; and

•	in the event of death, until the earlier of expiration or one year from the date of death for all stock options, whether ISOs or non-qualified stock options.

Restricted Stock Awards.  If a participant’s employment (or a non-employee director participant’s directorship) is terminated other than for death, disability or retirement prior to the lapse of any restrictions or conditions applicable to an award of restricted stock, the restricted stock will be forfeited, unless the committee in its sole discretion determines otherwise. If a participant dies, retires or becomes disabled, shares of restricted stock may become free of restrictions to the extent determined by the committee.

Change of Control

Under the provisions of the plan, if a change in control of the Company occurs all stock options then unexercised and outstanding will become fully exercisable and all restrictions applicable to all restricted stock then outstanding will be deemed lapsed and satisfied.

New Plan Benefits

As described above, the selection of participants who will receive awards under the 2004 Plan if it is approved by the shareholders and the size and type of awards will be determined by the Compensation Committee in its discretion. No awards have been made under the 2004 Plan, nor are any such awards now determinable; therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees in 2004. The number of shares of our common stock covered by stock options and the number of shares of restricted stock that have been granted to our named executive officers is set forth above under “Compensation of Management and Other Information.”

The presence of a quorum at the annual meeting and the affirmative vote of a majority of the votes present at the meeting, either in person or by proxy, and entitled to vote on the matter are necessary to approve and adopt the 2004 Plan.

The Board of Directors recommends that you vote “FOR” the approval of the 2004 Plan.

OTHER MATTERS

The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the person named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with his best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Leslie B.C. Wolfgang
Vice President, Director of External Reporting and
Corporate Secretary

April 23, 2004

APPENDIX A

MID-AMERICA APARTMENT COMMUNITIES, INC.
RESTATED CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

PURPOSE

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements,1 the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor. The Committee shall provide a forum for communication among the independent auditor, management, the internal auditing department, and the Board. The Committee shall make regular reports to the Board and shall prepare the report required by the rules and regulations of the Securities and Exchange Commission (“SEC Rules”) to be included in the Company’s annual proxy statement.

In discharging its duties and responsibilities, the Committee is authorized to investigate any matter within the scope of its duties and responsibilities or as otherwise delegated by the Board, with full access to all books, records, facilities and personnel of the Company.

MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee’s members will meet the independence, experience and other requirements of the New York Stock Exchange (“NYSE”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the SEC Rules. A Committee member other than in his or her capacity as a Committee, Board member or member of any other Board Committee shall not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or be an “affiliated person” of the Company or any subsidiary thereof in violation of NYSE or SEC Rules. If a Committee member simultaneously serves on the audit committee of more than three public companies, the Board shall determine that such simultaneous service will not impair the ability of such member to serve effectively on the Committee and disclose such determination in the Company’s annual proxy statement.

The Board acting on the recommendation of the Nominating and Governance Committee will appoint annually the members of the Committee and shall determine whether the Committee has an audit committee financial expert as defined by SEC Rules and whether such expert is “independent” from management as defined in Schedule 14A of the SEC Rules.

MEETINGS AND PROCEDURES

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet not less frequently than four times annually with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor, or any other persons whose presence the Committee believes to be necessary or appropriate, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

DUTIES AND RESPONSIBILITIES

While the Committee has the duties and responsibilities set forth in this Charter, it is not the duty or responsibility of the Committee to prepare the Company’s financial statements or to plan or conduct audits of those financial statements. These are the responsibilities of management and the independent auditor. Additionally, the Committee recognizes that the Company’s financial management, including the internal audit department, as well as its independent auditor, have more knowledge and more detailed information regarding the Company and its financial reports than do Committee members; consequently, in carrying out its duties and responsibilities, the Committee, including any person designated as an audit committee financial expert, is not providing any expert or special assurance as to accuracy or completeness of the Company’s financial statements or any professional certification as to the independent auditor’s work, and is not conducting an audit or investigation of the financial statements nor determining that the financial statements are true and complete or have been prepared in accordance with generally accepted accounting principles (“GAAP”) and applicable SEC Rules.

The following shall be the common recurring activities of the Committee in carrying out its duties and responsibilities. These functions are set forth with the understanding that the Committee may engage in additional activities as appropriate given the circumstances.

1.	The Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

2.	The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services in accordance with Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. Approval by the Committee of a non-audit service shall be disclosed in the reports filed by the Company with the SEC or otherwise as required by law and SEC Rules. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular services, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated Committee members the authority to grant preapprovals of audit and permitted non-audit services, provided that any decisions to preapprove shall be presented to the full Committee at its next scheduled meeting.

3.	The Committee shall review and discuss with management and the independent auditor the annual audited and quarterly unaudited financial statements, and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” provided on Form 10-Q and Form 10-K. The review and discussion of the financial statements and the matters covered in the independent auditor’s report, if applicable, shall occur prior to the public release of such financial statements and the review and discussion of the related disclosure, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operation”, shall occur prior to the filing of the Form 10-Q or Form 10-K. The Committee shall review and discuss with management and the independent auditor material related party transactions as defined in the Statement of Financial Accounting Standards No. 57 and other accounting and regulatory pronouncements. The Committee also shall review and discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61, as may be modified or supplemented. Based on such review and discussion, and based on the disclosures received from, and discussions with, the independent auditor regarding its independence as provided for below, the Committee shall consider whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

4.	The Committee shall review and discuss with the independent auditor prior to the filing of the Annual Report on Form 10-K the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter and schedule of unadjusted audit differences, if any.

5.	The Committee shall discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies; and (B) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements. The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

6.	The Committee shall discuss earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information. The Committee shall also discuss generally the financial information and earnings guidance which has been or will be provided to analysts and rating agencies.

7.	The Committee shall discuss with management, the senior internal audit executive officer and the independent auditor the Company’s major financial risk exposures and its policies with respect to risk assessment and risk management. The Committee shall review the internal audit plan and functions at least annually and review with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit functions. The senior internal audit executive officer shall report directly to the Chair of the Committee and to the Chief Executive Officer.

8.	The Committee shall regularly review with the independent auditor any difficulties the independent auditor encountered during the course of the audit work, including any restrictions on the scope of activities or access to requested information or any significant disagreements with management and management’s responses to such matters. In this connection, among the items that the Committee may review with the independent auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

9.	The Committee shall:

–	evaluate the independent auditor’s qualifications, performance and independence, including the review and evaluation of the lead partner of the audit engagement team;

–	ensure the rotation of the lead audit partner of the independent auditor and audit engagement team partners as required by NYSE and SEC Rules;

–	establish hiring policies for employees or former employees of the independent auditor who participate in any capacity in the audit of the Company’s financial statements;

–	obtain and review, at least annually, a report by the independent auditor describing the auditing firm’s internal quality control procedures and any material issues raised by its most recent internal quality control review or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the auditing firm and any steps taken to deal with any such issues;

–	receive from the independent auditor annually a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented by such other standards as may be set by law or regulation or NYSE Rules; and

–	discuss with the independent auditor in an active dialogue any such disclosed relationships or services and their impact on the independent auditor’s objectivity and independence and present to the Board its conclusion with respect to the independence of the independent auditor.

•	The Committee shall receive reports from the principal executive and financial officers of the Company regarding their evaluation of the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal controls and procedures for financial reporting; regarding all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and whether they have identified for the independent auditor any material weaknesses in internal controls; regarding any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and regarding whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

•	The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	The Committee shall discuss with the Company’s General Counsel any legal or regulatory matters that could reasonably be expected to have a material impact on the Company’s business or financial statements.

•	The Committee shall meet at least annually with the Senior Officer with oversight of the Company’s ethics and compliance programs for a report on the Company’s ethics and compliance programs, including a review of any issues that may affect in any material way the financial reporting process, the financial risks of the Company and internal control systems of the Company.

•	For so long as the Company elects to be taxed as a real estate investment company for federal income tax purposes, the Committee shall periodically review with the Company’s Chief Financial Officer and independent auditor the Company’s compliance with the requirements for qualification as a real estate investment trust.

•	The Committee at least annually shall (A) perform an evaluation of the performance of the Committee, including a review of the Committee’s compliance with this Charter; and (B) review and reassess this Charter and submit any recommended changes to the Board for its consideration.

APPENDIX B

AMENDED AND RESTATED CHARTER
OF
MID-AMERICA APARTMENT COMMUNITIES, INC.

The undersigned corporation hereby amends and restates its Charter under the Tennessee Business Corporation Act.

A.	The name of the corporation is Mid-America Apartment Communities, Inc. (the “Corporation”).

B.	The Charter of the Corporation is amended and restated as follows:

1.	Name. The name of the corporation (which is hereinafter called the “Corporation”) is Mid-America Apartment Communities, Inc.

2.	For Profit. The Corporation is for profit.

3.	Principal and Registered Office. The address of the Corporation’s registered office and its principal office is 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138.

4.	Registered Agent. The name of the Corporation’s registered agent at that office is Simon R.C. Wadsworth.

5.	[Intentionally Omitted]

6.  Authorized Capital Stock.  The total number of shares of stock which the Corporation has authority to issue is fifty million (50,000,000) shares of Common Stock, $.01 par value per share, and twenty million (20,000,000) shares of Preferred Stock, $.01 par value per share. The Preferred Stock may be issued from time to time by the Board of Directors of the Corporation, in such series and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other provisions as may be fixed by the Board of Directors. If the Board of Directors shall designate and issue a series of Preferred Stock without shareholder action in accordance with this section and the Tennessee Business Corporation Act and, if at a later time after such designation and issuance the Corporation shall redeem and cancel all shares of such series of Preferred Stock in accordance with the terms of such series and in a manner permitted by the Tennessee Business Corporation Act, then such shares shall be included in the class of preferred stock with respect to which the Board of Directors may again determine the preferences, limitations and relative rights.

Designation of 9¼% Series F Cumulative Redeemable Preferred Stock

Designation and Number.  A series of Preferred Stock, designated the “9¼% Series F Cumulative Redeemable Preferred Stock” (the “Series F Preferred”), is hereby established. The number of shares of the Series F Preferred shall be 474,500.

Maturity.  The Series F Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

Rank.  The Series F Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, will rank (i) senior to all classes or series of common stock, $.01 par value per share, of the Company (the “Common Stock”), and to all equity securities ranking junior to the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all other equity securities issued by the Company, including the Company’s 8 5/8% Series G Cumulative Redeemable Preferred Stock (the “Series G Preferred Stock”) and 8.30% Series H Cumulative Redeemable Preferred Stock (the “Series H Preferred Stock”), the terms of which specifically provide that such series of equity securities rank on a parity with the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (the “Parity Preferred Stock”); and (iii) junior to all existing and future indebtedness of the Company. The term “equity securities” does not include common stock, all of which shall be junior to the Series F Preferred Stock, and convertible debt securities, which will rank senior to the Series F Preferred Stock prior to conversion.

Dividends.

(a)  Holders of shares of the Series F Preferred Stock are entitled to receive, when and as declared by the Board of Directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 9¼% per annum of the $25 liquidation preference (the “Liquidation Preference”) per share (equivalent to a fixed annual amount of $2.3125 per share). Dividends on the Series F Preferred Stock shall be cumulative from (but excluding) the date of original issue and shall be payable monthly in arrears on the 15th day of each calendar month, or, if not a business day, on the next succeeding business day (each, a “Dividend Payment Date”). The first dividend, which will be payable on November 15, 2002, will be for less than a full month. Such dividend and any dividend payable on the Series F Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Company for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)  No dividends on shares of Series F Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at any time that the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment of such dividends would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)  Notwithstanding the foregoing, dividends on the Series F Preferred Stock will accumulate whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated but unpaid dividends on the Series F Preferred Stock will not bear interest, and holders of the Series F Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any common stock of the Company or any other series of Parity Preferred Stock or any series or class of equity securities ranking junior to the Series F Preferred Stock (other than a dividend in shares of the Common Stock or in shares of any other class of stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series F Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not declared and paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series F Preferred Stock and the shares of any other series of Parity Preferred Stock, all dividends declared upon the Series F Preferred Stock and any other series of Parity Preferred Stock, shall be allocated pro rata so that the amount of dividends declared per share of Series F Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Series F Preferred Stock and such other series of Parity Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have a cumulative dividend) bear to each other.

(d)  Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series F Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series F Preferred Stock as to dividends and upon liquidation or redemptions for the purpose of preserving the Company’s qualification as a real estate investment trust (“REIT”)). Holders of shares of the Series F Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series F Preferred Stock as provided above. Any dividend payment made on shares of the Series F Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series F Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its shareholders a liquidation preference of $25 per share, plus an amount equal to any accumulated, accrued and unpaid dividends to and including the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series F Preferred Stock as to liquidation rights. If the assets of the Company legally available for distribution to shareholders are insufficient to pay in full the Liquidation Preference on the Series F Preferred Stock and the Liquidation Preference on any shares of Parity Preferred Stock, all assets distributed to the holders of the Series F Preferred Stock and any other series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series F Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the Liquidation Preference per share on the Series F Preferred Stock and such other series of Parity Preferred Stock bear to each other. Holders of Series F Preferred Stock will be entitled to written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series F Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other corporation, trust or entity or of any other corporation with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Redemption.

(a)  The Series F Preferred Stock is not redeemable prior to October 16, 2007. However, in order to ensure that the Company will continue to meet the requirements for qualification as a REIT, the Series F Preferred Stock will be subject to provisions in the Company’s Charter (the “Charter”) pursuant to which shares of capital stock of the Company owned by a shareholder in excess of 9.9% in value of the outstanding shares of capital stock of the Company (the “Ownership Limit”) will be deemed “Excess Shares,” and the Company will have the right to purchase such Excess Shares from the holder. On and after October 16, 2007, the Company, at its sole option upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series F Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 per share, plus all accumulated and unpaid dividends thereon to the date fixed for redemption (except with respect to Excess Shares), without interest. Holders of Series F Preferred Stock to be redeemed shall surrender such Series F Preferred Stock at the place designated in such notice and upon such surrender shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon such redemption. If notice of redemption of any shares of Series F Preferred Stock has been given and if the Company has set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares of Series F Preferred Stock to be redeemed, then from and after the redemption date dividends will cease to accumulate on such shares of Series F Preferred Stock, such shares of Series F Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series F Preferred Stock is to be redeemed, the Series F Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company.

(b)  Unless full cumulative dividends on all shares of Series F Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series F Preferred Stock shall be redeemed unless all outstanding shares of Series F Preferred Stock are simultaneously redeemed and in such event, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series F Preferred Stock (except by exchange for capital stock of the Company ranking junior to the Series F Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Company of Excess Shares in order to ensure that the Company continues to meet the requirements for qualification as a REIT, or the purchase or acquisition of shares of Series F Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series F Preferred Stock. So long as no dividends are in arrears, the Company shall be entitled at any time and from time to time to repurchase shares of Series F Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

(c)  Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series F Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series F Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price, (iii) the number of shares of Series F Preferred Stock to be redeemed; (iv) the place or places where the Series F Preferred Stock is to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series F Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series F Preferred Stock held by such holder to be redeemed.

(d)  Immediately prior to any redemption of Series F Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series F Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

(e)  The Series F Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, in order to ensure that the Company continues to meet the requirements for qualification as a REIT, Series F Preferred Stock acquired by a shareholder in excess of the Ownership Limit will automatically become Excess Shares, and the Company will have the right to purchase such Excess Shares from the holder. In addition, Excess Shares may be redeemed, in whole or in part, at any time when outstanding shares of Series F Preferred Stock are being redeemed, for cash at a redemption price of $25 per share, but excluding accumulated and unpaid dividends on such Excess Shares, without interest. Such Excess Shares shall be redeemed in the same proportion and in accordance with the same procedures as shares of Series F Preferred Stock are being redeemed.

Voting Rights.

(a)  Holders of the Series F Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

(b)  Whenever dividends on any shares of Series F Preferred Stock shall be in arrears for eighteen or more months (a “Preferred Dividend Default”), the holders of such shares of Series F Preferred Stock voting separately as a class together with the holders of the Series G Preferred Stock, the Series H Preferred Stock and all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable will be entitled to vote separately as a class for the election of a total of two additional directors of the Company (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the Series F Preferred Stock or the holders of record of at least 20% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series F Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. A quorum for any such meeting shall exist if at least a majority of the total outstanding shares of Series F Preferred Stock and shares of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. The Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series F Preferred Stock and such Parity Preferred Stock present and voting in person or by proxy at a duly called and held meeting at which a quorum is present, voting separately as a single class. If and when all accumulated dividends and the dividend for the then current dividend period on the Series F Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared and set aside for payment in full on all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series F Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series F Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall be entitled to one vote per director on any matter.

(c)  So long as any shares of Series F Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series F Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Charter or the Designating Amendment, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series F Preferred Stock of the holders thereof; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series F Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series F Preferred Stock and provided, further that (i) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (ii) any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series F Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. When exercising the voting rights described above, each share of Series F Preferred Stock shall have one vote per share.

(d)  The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series F Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion.  The Series F Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

Designation of 8-5/8% Series G Cumulative Redeemable Preferred Stock

Designation and Number. A series of Preferred Stock, designated the “8 5/8% Series G Cumulative Redeemable Preferred Stock” (the “Series G Preferred Stock”), is hereby established. The number of shares of the Series G Preferred Stock shall be 400,000.

Maturity.  The Series G Preferred Stock has no stated maturity.

Rank.  The Series G Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, will rank (i) senior to all classes or series of common stock of the Company (the “Common Stock”), and to all equity securities ranking junior to the Series G Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such series of equity securities rank on a parity with the Series G Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (the “Parity Preferred Stock”), including the Company’s 9¼% Series F Cumulative Redeemable Preferred Stock (the “Series F Preferred Stock”) and 8.30% Series H Cumulative Redeemable Preferred Stock (the “Series H Preferred Stock”); and (iii) junior to all existing and future indebtedness of the Company. The term “equity securities” does not include common stock, all of which shall be junior to the Series F Preferred Stock, or convertible debt securities, which will rank senior to the Series G Preferred Stock prior to conversion.

Dividends.

(a)  Holders of shares of the Series G Preferred Stock are entitled to receive, when and as declared by the Board of Directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 8 5/8% per annum of the $25 liquidation preference (the “Liquidation Preference”) per share (equivalent to a fixed annual amount of $2.15625 per share). Dividends on the Series G Preferred Stock shall be cumulative from (but excluding) the date of original issue and shall be payable monthly in arrears on the 15th day of each calendar month, or, if not a business day, on the next succeeding business day (each, a “Dividend Payment Date”). The first dividend will be for less than a full month. Such dividend and any dividend payable on the Series G Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Company for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)  No dividends on shares of Series G Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at any time that the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment of such dividends would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)  Notwithstanding the foregoing, dividends on the Series G Preferred Stock will accumulate whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated but unpaid dividends on the Series G Preferred Stock will not bear interest, and holders of the Series G Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Company or any other series of Parity Preferred Stock or any series or class of equity securities ranking junior to the Series G Preferred Stock (other than a dividend in shares of the Common Stock or in shares of any other class of stock ranking junior to the Series G Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series G Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not declared and paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series G Preferred Stock and the shares of any other series of Parity Preferred Stock, all dividends declared upon the Series G Preferred Stock and any other series of Parity Preferred Stock, shall be allocated pro rata so that the amount of dividends declared per share of Series G Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Series G Preferred Stock and such other series of Parity Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have a cumulative dividend) bear to each other.

(d)  Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series G Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series

G Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series G Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series G Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series G Preferred Stock as to dividends and upon liquidation or redemptions for the purpose of preserving the Company’s qualification as a real estate investment trust (“REIT”)). Holders of shares of the Series G Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series G Preferred Stock as provided above. Any dividend payment made on shares of the Series G Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series G Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its shareholders a liquidation preference of $25 per share (the “Liquidation Preference”), plus an amount equal to any accumulated, accrued and unpaid dividends to and including the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series G Preferred Stock as to liquidation rights. If the assets of the Company legally available for distribution to shareholders are insufficient to pay in full the Liquidation Preference on the Series G Preferred Stock and the Liquidation Preference on any shares of Parity Preferred Stock, all assets distributed to the holders of the Series G Preferred Stock and any other series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series G Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the Liquidation Preference per share on the Series G Preferred Stock and such other series of Parity Preferred Stock bear to each other. Holders of Series G Preferred Stock will be entitled to written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series G Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other corporation, trust or entity or of any other corporation with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Redemption.

(a)  Except as otherwise provided herein, the Series G Preferred Stock is not redeemable prior to November 15, 2005. After November 15, 2005, the Series G Preferred Stock shall be redeemable, in whole or in part, at any time or from time to time, by either the Company or the holders of the Series G Preferred Stock upon one year’s prior written notice given on or after November 15, 2004 (such notice, a “Redemption Notice”) as provided below. Any partial redemption by either the Company or the holder must be made in increments of one million dollars ($1,000,000) of aggregate Liquidation Preference. Any Redemption Notice given by a holder of Series G Preferred Stock shall be addressed to the secretary of the Company at the Company’s principal executive office, and any Redemption Notice given by the Company shall be addressed to the holders whose Series G Preferred Stock is to be redeemed at the address of such holders as set forth in the records of the Company. In each case, a Redemption Notice shall state the name of the applicable holder of Series G Preferred Stock, the address of such holder, the number of shares to be redeemed (which shall be no less than 4,000 shares) and the date fixed for redemption of such shares, which must be at least one year after the date of such notice (the “Redemption Date”).

(b)  The redemption price (the “Redemption Price”) per share shall be payable in cash (except as otherwise provided herein) and shall be equal to $25.00 per share plus all accumulated, accrued and/or unpaid dividends to and including the date of payment. Holders of Series G Preferred Stock to be redeemed shall surrender such shares of Series G Preferred Stock at a place designated by the Company in writing at least ten days prior to the date fixed for redemption and shall be entitled to the Redemption Price following such surrender. If a Redemption Notice with respect to any shares of Series G Preferred Stock has been given and if (i) the funds (or shares of Common Stock, if the Company has elected to deliver shares of Common Stock of the Company in lieu of cash to pay the entire Redemption Price or to make such redemption partially in Common Stock and partially in cash pursuant to Section 6(c) hereof) necessary for such redemption have been set aside by the Company in irrevocable trust for the benefit of the holders of any shares of Series G Preferred Stock to be redeemed and (ii) the Redemption Price with respect to such shares is in fact paid to such holders on the applicable redemption date, then from and after such redemption date dividends will cease to accrue on such shares of Series G Preferred Stock, such shares of Series G Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the Redemption Price.

(c)  If the Redemption Notice (other than a Change of Control Redemption Notice) is given by a holder of Series G Preferred Stock, the Company may elect (a “Common Stock Election”) to redeem shares of Series G Preferred Stock in shares of Common Stock of the Company in lieu of cash or to make such redemption partially in Common Stock and partially in cash by giving notice of such election (a “Common Stock Election Notice”) not less than 90 days prior to the Redemption Date to each holder of Series G Preferred Stock to which the Company desires such Common Stock Election to apply; provided, however, that any Common Stock Election by the Company shall apply to all shares of Series G Preferred Stock to be redeemed on the same Redemption Date. A Common Stock Election may be revoked (or modified to decrease the proportion of Common Stock to be received by holders) by the Company, notwithstanding any statement of the Common Stock Election Notice, at any time prior to the applicable Redemption Date, with or without notice of such revocation to the holders hereof. The number of shares of Common Stock per share of Series G Preferred Stock to be delivered to the holders of the shares of Series G Preferred Stock by the Company shall be calculated as follows:

(i)  the cash that would otherwise be payable by the Company to a holder of a share of Series G Preferred Stock upon a cash redemption of such shares, divided by

(ii)  the Common Stock Price on the business day prior to the Redemption Date (the “Measurement Date”).

For purposes hereof, “Common Stock Price” shall mean the closing price (as reported in the Wall Street Journal) of the Common Stock on the New York Stock Exchange (“NYSE”) Composite tape.

On or before (if permissible under the rules of the Securities and Exchange Commission (the “SEC”)) the Redemption Date, the Company shall file with the SEC a registration statement on Form S-3 (or any successor form adopted by the SEC) for the resale of any Common Stock delivered by the Company in redemption of any Series G Preferred Stock pursuant to any Common Stock Election. All registration fees, attorney fees, accounting fees, printing costs and other reasonable fees and expenses incurred by the Company or the holders of Common Stock covered by such registration statement in connection with the registration of the resale of such Common Stock shall be borne by the Company; provided, however, that such fees and expenses shall exclude all selling commissions, underwriting discounts and placement fees payable in connection with the subsequent resale of shares of Common Stock pursuant to such registration statement or otherwise. Once it shall have filed such registration statement, the Company shall use its reasonable best efforts to cause the SEC to declare such registration statement effective and shall provide all holders of Common Stock received in such redemption prompt notice of the effectiveness of such registration statement. Until the effectiveness of any such registration statement, the certificates representing shares of Common Stock issued in such redemption shall bear a customary restricted stock legend. Upon request of the holder of any such certificate, after effectiveness of any registration statement the Company shall use all reasonable means to remove any legend on any certificate representing shares of Common Stock covered by such registration statement. If the Company shall fail in any respect to comply with the provisions of this paragraph after demand shall have been made by the holder(s) of at least twenty percent (20%) of the Series G Preferred Stock subject to redemption pursuant to this Section 6(c) and the Company shall have failed within ten (10) business days after receipt of such demand to satisfy any such demand or cure any default, then the Common Stock Election shall be deemed to have been revoked as of the Measurement Date. In such event the Company shall redeem all shares of Series G Preferred Stock subject to the Redemption Notice at the Redemption Price and on the terms specified in Section 6(b) or, if the Common Stock shall have been issued on the Redemption Date pursuant to this Section 6(c), the Company shall redeem the Common Stock so issued at the Redemption Price that would have been paid on the Redemption Date for the Series G Preferred Stock pursuant to Section 6(b). Such redemption shall occur no later than five (5) business days after the expiration of the Company’s ten (10) day curative period specified above.

Notwithstanding any provision in this Section 6(c) to the contrary, if on the Measurement Date the Common Stock is not listed on the NYSE, then the Common Stock Election shall be deemed to have terminated on the Measurement Date and the Company shall pay the Redemption Price in cash on the Redemption Date.

(d)  If a Redemption Date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, each holder of Series G Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Otherwise, upon redemption of any share of Series G Preferred Stock and payment or setting aside in irrevocable trust of the full Redemption Price, no further dividend (including accrued and unpaid dividends) shall be payable with respect to such shares.

(e)  Notwithstanding any other provision hereof, any holder of Series G Preferred Stock may send a Redemption Notice prior to November 15, 2004, and such holder shall have the right to cause the Company to redeem his shares of Series G Preferred Stock prior to November 15, 2005, if, but only if, a Change of Control (as defined below) of the Company shall occur. The Company shall give the holders of Series G Preferred Stock prompt notice of the occurrence of any Change of Control. Any Redemption Notice must state that it is given in connection with and premised upon the occurrence of a Change of Control (a “Change of Control Redemption Notice”). Upon receipt of a Change of Control Redemption Notice from any holder of Series G Preferred Stock, the Company shall redeem the number of shares of Series G Preferred Stock set forth in the Change of Control Redemption Notice (which shall in no event be less than 4,000 shares) at the closing of the event causing the Change in Control. Notwithstanding any other provision hereof, the Company shall not have the right to elect to redeem any shares of Series G Preferred Stock in shares of Common Stock if a valid Change of Control Redemption Notice has been given. Moreover, in the event of a Change of Control, if either the Company or a holder of Series G Preferred Stock shall have previously given a Redemption Notice pursuant to Section 6(a) above and a holder of Series G Preferred Stock shall have given a Change of Control Redemption Notice, such prior Redemption Notice, any Common Stock Election and any pending redemption transaction pursuant thereto shall be terminated without further action by either party and redemption shall instead occur pursuant to the provisions of this Section 6(e).

For purposes hereof, a “Change of Control” shall be deemed to occur if (i) the sale, conveyance, transfer or lease of all of substantially all of the assets of the Company or of Mid-America Apartments, L.P. to any “person” or “group” (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provisions to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act) (other than any subsidiary of the Company) shall have occurred; (ii) any “person” or “group” as aforesaid becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the total voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a majority of the directors still in office who were either directors at the beginning of such period or a nominating committee comprised of independent directors who were members of such committee at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

Voting Rights.

(a)  Holders of the Series G Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

(b)  Whenever dividends on any shares of Series G Preferred Stock shall be in arrears for eighteen or more months (a “Preferred Dividend Default”), the holders of such shares of Series G Preferred Stock voting separately as a class together with the holders of the Series F Preferred Stock, the Series H Preferred Stock and all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable will be entitled to vote separately as a class for the election of a total of two additional directors of the Company (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the Series G Preferred Stock or the holders of record of at least 20% of any series of Parity Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series G Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. A quorum for any such meeting shall exist if at least a majority of the total outstanding shares of Series G Preferred Stock and shares of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. The Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series G Preferred Stock and such Parity Preferred Stock present and voting in person or by proxy at a duly called and held meeting at which a quorum is present, voting separately as a single class. If and when all accumulated dividends and the dividend for the then current dividend period on the Series G Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared and set aside for payment in full on all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series G Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series G Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall be entitled to one vote per director on any matter.

(c)  So long as any shares of Series G Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series G Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Charter or the Designating Amendment, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series G Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series G Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series G Preferred Stock and provided, further that (i) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (ii) any increase in the amount of authorized shares of such series, in each case (whether described in the immediately preceding clauses (i) or (ii)) ranking on a parity with or junior to the Series G Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. When exercising the voting rights described above, each share of Series G Preferred Stock shall have one vote per share.

(f)  The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series G Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion.  The Series G Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

Designation of 8.30% Series H Cumulative Redeemable Preferred Stock

Designation and Number.  A series of Preferred Stock, designated the “8.30% Series H Cumulative Redeemable Preferred Stock” (the “Series H Preferred Stock”), is hereby established. The number of shares of the Series H Preferred Stock shall be 6,200,000.

Maturity.  The Series H Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

Rank.  The Series H Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, will rank (i) senior to all classes or series of common stock of the Company, $.01 par value per share (the “Common Stock”), and to all equity securities ranking junior to the Series H Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company, including the Company’s 9 -1/4% Series F Cumulative Preferred Stock (the “Series F Preferred Stock”) and 8 5/8% Series G Cumulative Preferred Stock (the “Series G Preferred Stock”), the terms of which Preferred Stock specifically provide that such equity securities rank on a parity with the Series H Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (the “Parity Preferred Stock”); and (iii) junior to all existing and future indebtedness of the Company. The term “equity securities” does not include common stock, all of which shall be junior to the Series H Preferred Stock, or convertible debt securities, which will rank senior to the Series H Preferred Stock prior to conversion.

Dividends.

(a)  Holders of shares of the Series H Preferred Stock are entitled to receive, when and as declared by the Board of Directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 8.30% per annum of the $25 liquidation preference (the “Liquidation Preference”) per share (equivalent to a fixed annual amount of $2.075 per share). Dividends on the Series H Preferred Stock shall be cumulative from the date of original issue and shall be payable quarterly in arrears on or before the 23rd day of September, December, March and June, or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”). The first dividend, which will be payable on September 23, 2003, will be for less than a full quarter. Such dividend and any dividend payable on the Series H Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of four 90-day quarters. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be such date designated by the Board of Directors of the Company that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)  No dividends on shares of Series H Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)  Notwithstanding the foregoing, dividends on the Series H Preferred Stock will accumulate whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated but unpaid dividends on the Series H Preferred Stock will not bear interest and holders of the Series H Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Company or any other series of Parity Preferred Stock or any series or class of equity securities ranking junior to the Series H Preferred Stock (other than a dividend in shares of the Company’s Common Stock or in shares of any other class of stock ranking junior to the Series H Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series H Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series H Preferred Stock and the shares of any other series of Parity Preferred Stock, all dividends declared upon the Series H

Preferred Stock and any other series of Parity Preferred Stock, shall be declared pro rata so that the amount of dividends declared per share of Series H Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series H Preferred Stock and such other series of Parity Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have a cumulative dividend) bear to each other.

(d)  Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series H Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series H Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series H Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series H Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series H Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving the Company’s qualification as a real estate investment trust (“REIT”)). Holders of shares of the Series H Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series H Preferred Stock as provided above. Any dividend payment made on shares of the Series H Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series H Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its shareholders a liquidation preference of $25 per share, plus an amount equal to any accumulated and unpaid dividends to and including the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series H Preferred Stock as to liquidation rights. If the assets of the Company legally available for distribution to shareholders are insufficient to pay in full the Liquidation Preference on the Series H Preferred Stock and the Liquidation Preference on any shares of Parity Preferred Stock, all assets distributed to the holders of the Series H Preferred Stock and any other series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series H Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the Liquidation Preference per share on the Series H Preferred Stock and such other series of Parity Preferred Stock bear to each other. Holders of Series H Preferred Stock will be entitled to written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series H Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other corporation, trust or entity or of any other corporation with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Redemption.

(a)  The Series H Preferred Stock is not redeemable prior to August 11, 2008. However, in order to ensure that the Company will continue to meet the requirement for qualification as a REIT, the Series H Preferred Stock will be subject to provisions in the Company’s Charter (the “Charter”) pursuant to which shares of capital stock of the Company owned by a shareholder in excess of 9.9% in value of the outstanding shares of capital stock of the Company (the “Ownership Limit”) will be deemed “Excess Shares,” and the Company will have the right to purchase such Excess Shares from the holder. On and after August 11, 2008, the Company, at its option upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series H Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 per share, plus all accumulated and unpaid dividends thereon to the date fixed for redemption (except with respect to Excess Shares), without interest. Holders of Series H Preferred Stock to be redeemed shall surrender such Series H Preferred Stock at the place designated in such notice and upon such surrender shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon such redemption. If notice of redemption of any shares of Series H Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series H Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series H Preferred Stock is to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company. After redemption, all shares of Series H Preferred Stock previously outstanding shall be unclassified and shall constitute authorized and unissued shares of the Company’s preferred stock that may be designated by the Company’s Board of Directors pursuant to Article 6 of the Company’s Second Amended and Restated Charter, as further amended.

(b)  Unless full cumulative dividends on all shares of Series H Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series H Preferred Stock shall be redeemed unless all outstanding shares of Series H Preferred Stock are simultaneously redeemed and the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series H Preferred Stock (except by exchange for capital stock of the Company ranking junior to the Series H Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Company of Excess Shares in order to ensure that the Company continues to meet the requirements for qualification as a REIT, or the purchase or acquisition of shares of Series H Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series H Preferred Stock. So long as no dividends are in arrears, the Company shall be entitled at any time and from time to time to repurchase shares of Series H Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

(c)  Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series H Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series H Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price, (iii) the number of shares of Series H Preferred Stock to be redeemed; (iv) the place or places where the Series H Preferred Stock is to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series H Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series H Preferred Stock held by such holder to be redeemed.

(d)  Immediately prior to any redemption of Series H Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series H Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

(e)  The Series H Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, in order to ensure that the Company continues to meet the requirements for qualification as a REIT, Series H Preferred Stock acquired by a shareholder in excess of the Ownership Limit will automatically become Excess Shares, and the Company will have the right to purchase such Excess Shares from the holder. In addition, Excess Shares may be redeemed, in whole or in part, at any time when outstanding shares of Series H Preferred Stock are being redeemed, for cash at a redemption price of $25 per share, but excluding accumulated and unpaid dividends on such Excess Shares, without interest. Such Excess Shares shall be redeemed in such proportion and in accordance with such procedures as shares of Series H Preferred Stock are being redeemed.

Voting Rights.

(a)  Holders of the Series H Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

(b)  Whenever dividends on any shares of Series H Preferred Stock shall be in arrears for eighteen or more months (a “Preferred Dividend Default”), the holders of such shares of Series H Preferred Stock voting separately as a class together with the holders of the Series F Preferred Stock, the Series G Preferred Stock and all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable will be entitled to vote separately as a class for the election of a total of two additional directors of the Company (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the Series H Preferred Stock or the holders of record of at least 20% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series H Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. A quorum for any such meeting shall exist if at least a majority of the outstanding shares of Series H Preferred Stock and shares of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. The Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series H Preferred Stock and such Parity Preferred Stock present and voting in person or by proxy at a fully called and held meeting at which a quorum is present voting separately as a class. If and when all accumulated dividends and the dividend for the then current dividend period on the Series H Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared and set aside for payment in full on all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series H Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series H Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall be entitled to one vote per director on any matter.

(c)  So long as any shares of Series H Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series H Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Charter or the Designating Amendment, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series H Preferred Stock of the holders thereof; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series H Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series H Preferred Stock and provided, further that (i) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (ii) any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series H Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d)  The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series H Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion.  The Series H Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

7.  Directors.

(a)  The Corporation shall have a Board of Directors consisting of not less than three (3) nor more than nine (9) members unless otherwise determined from time to time by resolution adopted by the affirmative vote of at lease eighty percent (80%) of the members of the Board of Directors. However, the number of directors shall never be less than the minimum number required by the Tennessee Business Corporation Act. A director need not be a shareholder. Directors shall be divided into three (3) classes as nearly equal in number as possible. The initial term of Class I directors shall expire at the annual shareholder meeting in 1994. The initial term of Class II directors shall expire at the annual shareholder meeting in 1995 and the initial term of the Class III directors shall expire at the annual shareholder meeting in 1996. At each annual shareholder meeting, the shareholders shall elect one or more directors to serve a three-year term of the class of directors whose term is expiring at such annual meeting and until their successors are elected and qualify.

(b)  Independent Directors.  Notwithstanding anything herein to the contrary at all times (except during a period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a director prior to expiration of the director’s term of office), a majority of the Board of Directors shall be comprised of persons who are not officers or employees of the Corporation, “Affiliates” of the Corporation, or “Affiliates” of (i) any subsidiary of the Corporation, or (ii) any partnership which is an Affiliate of the Corporation.

(c)  Definition of Affiliate.  For purposes of the foregoing subsection, “Affiliate” of a person shall mean (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such person, or (iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons servicing in similar capacities who are not otherwise an Affiliate of such person). The term “person” means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

(d)  Amendment of this Article.  Notwithstanding any other provision of this Charter or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be specified by law, this Charter or the Bylaws of the Corporation), the provisions of this Article 7 shall not be amended, altered, changed or repealed without the affirmative vote of at lease eighty percent (80%) of the members of the Board of Directors or the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting as a single voting group.

8.  Dividends.  All shares of Common Stock will participate equally in dividends payable to holders of shares of Common Stock when and as declared by the Board of Directors and in net assets available for distribution to holders of shares of Common Stock upon liquidation or dissolution.

9.  Preemptive Rights.  No holder of shares of capital stock of the Corporation shall have any preemptive or preferential right to subscribe to or purchase (i) any shares of any class of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

10.  Limitation of Director Liability.  No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, that this provisions shall not eliminate or limit the liability of a director: (A) for any breach of the director’s duty of loyalty to the Corporation or its shareholders; (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (C) under Section 48-18-304 of the Tennessee Business Corporation Act. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this provision became effective. No amendment of this provision after the time of its effectiveness shall affect in any manner the elimination or limitation on liability of directors for acts occurring prior to the time of such amendment.

11.  Indemnification.  Any word or words defined in Part 5 of Chapter 18 of Title 48 of the Tennessee Code Annotated, as amended from time to time (the “Indemnification Article”) used in this Article 11, shall have the same meaning as provided in the Indemnification Article.

The Corporation shall indemnify and advance expenses to a director, officer, employee or agent of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Article.

12.  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by such person in that capacity or arising from such person’s status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify such person against the same liability under the Indemnification Article.

13.  REIT Status.  The Corporation shall seek to elect and maintain status as a real estate investment trust (“REIT”) under Sections 856-860 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). It shall be the duty of the Board of Directors to ensure that the Corporation satisfies the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its shareholders. The Board of Directors shall take no action to disqualify the Corporation as a REIT or to otherwise revoke the Corporation’s election to be taxed as a REIT without the affirmative vote of two-thirds (-2/3) of the number of shares of Common Stock entitled to vote on such matter at a special meeting of the Shareholders.

14.  Restrictions on Transfer.

(a)  Affidavits of Transferees.  Whenever it is deemed by the Board of Directors to be prudent in protecting the tax status of the Corporation as a REIT under the Code and regulations issued under the Code, the Board of Directors may require to be filed with the Corporation a statement or affidavit from each proposed transferee of shares of capital stock of the Corporation setting for the number of such shares already owned by the transferee and any related person(s) specified in the form prescribed by the Board of Directors for that purpose. Any contract for the sale or other transfer of shares of capital stock of the Corporation shall be subject to this provision.

(b)  Affidavits of Shareholders.  Prior to any transfer or transaction which would cause a shareholder to own, directly or indirectly, shares in excess of the “Limit” as defined in paragraph (d) of this Article 14, and in any event upon demand of the Board of Directors, such shareholder shall file with the Corporation an affidavit setting forth the number of shares of capital stock of the Corporation (a) owned directly and (b) owned indirectly by the person filing the affidavit. For purposes of this paragraph (b), shares of capital stock not owned directly shall be deemed to be owned indirectly by a person if that person would be the beneficial owner of such shares for purposes of Rule 13d-3, or any successor rule thereto, promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and/or would be considered to own such shares by reason of the attribution rules in Section 544 (as modified by Section 856(h)) of the Code or the regulations issued thereunder.

The affidavit to be filed with the Corporation shall set forth all information required to be reported in returns filed by shareholders under Treasury Regulation Section 1.857-9 issued under the Code or similar provisions of any successor regulation, and in reports to be filed under section 13(d), or any successor rule thereto, of the Exchange Act. The affidavit, or an amendment thereto, shall be filed with the Corporation within ten (10) days after demand therefore and at least fifteen (15) days prior to any transfer or transaction which, if consummated would cause the filing person to hold a number of shares of capital stock of the Corporation in excess of the “Limit” as defined in paragraph (d) of this Article 14.

(c)  Void Transfers.  Notwithstanding any other provision hereof to the contrary, except Sections 14(e) and 14(k), any acquisition of shares of capital stock that (i) causes any person’s ownership to exceed the Limit (as defined in Section 14(d)) or (ii) would result in the disqualification of the Corporation as a REIT under the Code shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee of those shares shall be deemed never to have had an interest therein.

(d)  Excess Shares.  Except as provided in Section 14(e), no person shall at any time directly or indirectly own in the aggregate more than 9.9% of the outstanding shares of capital stock of the Corporation (the “Limit”). Shares, which but for this Section 14(d), would be owned by a person and would, at any time, be in excess of the Limit shall be deemed “Excess Shares” and shall become subject to Section 14(f). For the purpose of determining whether shares are Excess Shares, “ownership” of shares shall be deemed to include shares constructively owned by a person under the provisions of Section 544 (as modified by Section 856(h)) of the Code. All shares of capital stock of the Corporation which any person has the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into those shares, if any, shall be considered outstanding for purposes of determining the applicable Limit if such inclusion will cause such person to own more than the Limit.

(e)  Exemptions.  The ownership limits set forth in Section 14(c) and 14(d) shall not apply to the acquisition of shares of capital stock of the Corporation by an underwriter in a public offering of those shares or in any transaction involving the issuance of shares of capital stock by the Corporation in which the Board of Directors determines that the underwriter or other person or party initially acquiring those shares will timely distribute those shares to or among others so that, following such distribution, the ownership of those shares will not be in violation of Section 14(c) or 14(d). The Board of Directors in its discretion may exempt from the Limit and from the filing requirements of Section 14(b) ownership or transfers of certain designated shares of capital stock of the Corporation while owned by or transferred to a person who has provided the Board of Directors with evidence and assurances acceptable to the Board of Directors that the qualification of the Corporation as a REIT under the Code and the regulations issued under the Code would not be jeopardized thereby.

(f)  Treatment of Excess Shares.

(i)  If the Board of Directors of the Corporation shall at any time determine that a transaction has taken place within the scope of Section 14(c) or that any person intends to acquire Excess Shares, the Board of Directors shall take such action as it or they deem advisable to refuse to give effect to or to prevent such transaction, including but not limited to refusing to give effect to such transfer on the books of the Corporation.

(ii)  If, notwithstanding Sections 14(c) and (f)(i), a purported transferee (“Record Transferee”) acquires Excess Shares, the Record Transferee shall be deemed to have received such Excess Shares as agent on behalf of, and to hold such Excess Shares in trust for the exclusive benefit of, the person(s) to whom the Excess Shares may be later transferred pursuant to Section 14(f)(iii). The Record Transferee shall have no firth to receive dividends or other distributions on the Excess Shares and shall no right to vote the Excess Shares. The Record Transferee shall have no claim, cause of action, or any other recourse whatsoever against the transferor of the Excess Shares. The Record Transferee’s sole right with respect to the trust shall be to receive, at the Corporation’s sole and absolute discretion, either (i) an amount upon the resale of the Excess Shares as director by the Corporation pursuant to Section 14(f)(iii) or (ii) an amount upon the redemption of the Excess Shares by the Corporation pursuant to Section 14(f)(iii).

(iii)  The Board of Directors shall, within six months after receiving notice of a transfer that causes a Record Transferee to sell all of the Excess Shares held in trust pursuant to Section 14(f)(ii) for cash in such manner as the Board of Directors directs or (b) redeem such Excess Shares for the price and on the terms set forth in Section 14(f)(iii)(b) on such date within such six month period as the Board of Directors may determine.

(A)  If the Board of Directors directs the Record Transferee to sell the Excess Shares held in trust, the Record Transferee shall pay the Corporation out of the proceeds of such sale all expenses incurred by the Corporation in connection with such sale plus any remaining amount of such proceeds that exceeds the amount paid by the Record Transferee for the Excess Shares, and the Record Transferee shall be entitled to retain only any proceeds in excess of such amount required to be paid to the Corporation.

(B)  If the Board of Directors determines to redeem the Excess Shares, written notice of redemption (the “Notice”) shall be provided to the Record Transferee of the Excess Shares not less than on e week prior to the redemption date (the “Redemption Date”) determined by the Board of Directors and included in the Notice. The redemption price per share to be paid for Excess Shares will be equal to the lesser of (i) the principal price paid by the Record Transferee from whom Excess Shares are being redeemed or (ii) (a) the closing price per share of the shares on the principal national securities exchange on which the shares are listed or admitted trading, (b) if the shares are not so listed or admitted to trading, the closing bid price on the date of Notice as reported on the National Association of Securities Dealers, Inc. System, if quoted thereon (the price per share determined under clause (a) or (b) being herein defined as the “Market Price”), or (c) if a Market Price is not determinable in accordance with either clause (a) or (b) of this sentence, the net asset value per share on the date of Notice determined in good faith by the Board of Directors, (iii) the Market Price on the date on which the person would but for this Article 14 have been deemed to acquire ownership of the Excess Shares or (iv) the maximum price allowed under Part 5 of Chapter 35 of Title 48 of the Tennessee Code Annotated. The amount payable to the Record Transferee for Excess Shares so redeemed may be paid, at the option of the Corporation, in the form of the number of “Units” equal to the number of shares redeemed divided by the “Conversion Factor,” as those terms are defined in the Partnership Agreement of Mid-America Apartment Communities, Inc. The redemption price for any shares of capital stock of the Corporation so redeemed shall be paid on the Redemption Date. From and after the Redemption Date, the holder of any redeemed shares of capital stock of the Corporation shall cease to be entitled to any distributions or other benefits with respect to redeemed shares, except the right to receive payment of the redemption price fixed as aforesaid.

(g)  Application of Article.  Subject to the provisions of Section 14(k), hereof nothing contained in this Article 14 or in any other provision hereof shall limit the authority of the Board of Directors to take any and all other action as it in its sole discretion deems necessary or advisable to protect the Corporation and the interests of its shareholders by maintaining the Corporation’s eligibility to be, and preserving the Corporation’s status as, a REIT under the Code.

(h)  Definition of “Person”.  For purposes of this Article only, the term “person” shall include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, consortia, companies, trusts, banks, trust companies, land trusts, or other entities and governments and agencies and political subdivisions thereof.

(i)  Severability.  If any provision of this Article 14 or any application of any such provision is determined to be invalid by any federal and state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of that court.

(j)  Legend.  Certificates representing shares of capital stock of the Corporation shall bear a legend referencing the restrictions set forth in this Article 14.

(k)  NYSE Settlement.  Nothing in these Articles of Incorporation shall preclude any settlement transaction with respect to the Common Stock of the Company entered into through the facilities of the New York Exchange.

(C)  The Corporation’s common shareholders approved the Amendment to the Amended and Restated Charter of the Corporation at the Corporation’s Annual Meeting of Shareholders duly called and held pursuant to Tennessee law and the Corporation’s bylaws on May , 2004.

DATED: May , 2004

MID-AMERICA APARTMENT COMMUNITIES, INC.

By:	____________________________________________________________ H. Eric Bolton, President

APPENDIX C

MID-AMERICA APARTMENT COMMUNITIES, INC.
2004 STOCK PLAN

Approved by Shareholders ____________, 2004

TABLE OF CONTENTS

2004 Stock Plan
1.	Purpose	C-2
2.	Definitions	C-2
3.	Administration	C-3
4.	Term of Plan/Common Stock Subject to Plan	C-4
5.	Eligibility	C-4
6.	Stock Options	C-4
7.	Restricted Awards	C-5
8.	Outright Stock Awards	C-6
9.	Intentionally Omitted	C-6
10.	Termination of Employment	C-6
11.	Non-transferability of Awards	C-8
12.	Changes in Capitalization and Other Matters	C-9
13.	Change in Control	C-9
14.	Amendment, Suspension and Termination	C-11
15.	Miscellaneous	C-15

MID-AMERICA APARTMENT COMMUNITIES, INC.
2004 STOCK PLAN

1.  Purpose.  The purpose of the Mid-America Apartment Communities, Inc. 2004 Stock Plan (the “Plan”) is to further and promote the interests of Mid-America Apartment Communities, Inc. (the “Company”) and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate employees and directors, and to align the interests of such employees and directors with those of the Company’s shareholders. Additionally, this Plan’s objectives are to provide a competitive reward for achieving longer-term goals, provide balance to short-term incentive awards, and reinforce a “one company” perspective. In that regard, this Plan authorizes the Company to offer equity incentive awards to provide such employees and directors with a proprietary interest in maximizing the longer-term growth, profitability and success of the Company.

2.  Definitions.  For purposes of this Plan, the following terms shall have the meanings set forth below:

2.1  “Award” means an award, grant or issuance made to a Participant under Sections 6, 7, and/or 8.

2.2  “Award Agreement” means the agreement executed by a Participant pursuant to Sections 3.2 and 15.7 in connection with the granting of an Award.

2.3  “Board” means the Board of Directors of the Company, as constituted from time to time.

2.4  “Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.5  “Committee” means the Compensation Committee of the Board, as constituted in accordance with Section 3.

2.6  “Common Stock” means the Common Stock of the Company.

2.7  “Company” means Mid-America Apartment Communities, Inc., a Tennessee corporation, or any successor corporation to Mid-America Apartment Communities, Inc.

2.8  “Disability” means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, if any. If the Company does not then maintain a long-term disability plan, Disability shall mean the inability of a Participant, as determined by the Committee, substantially to perform such Participant’s regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.

2.9  “Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.10  “Fair Market Value” means on, or with respect to, any given date, the last sale price of the Common Stock as reported on the New York Stock Exchange (“NYSE”) or any other securities exchange the stock is currently trading on.

2.11  “Incentive Stock Option” means any stock option granted pursuant to the provisions of Section 6 that is intended to be (and is specifically designated as) an “incentive stock option” within the meaning of Section 422 of the Code.

2.12  “Non-Employee Director” means a member of the Board or of the Board of Directors of a Subsidiary who is not an employee of the Company or any Subsidiary.

2.13  “Non-Qualified Stock Option” means any stock option awarded pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

2.14  “Participant” means an employee, Non-Employee Director or other individual who is selected by the Committee under Section 5 to receive an Award.

2.15  “Plan” means the Mid-America Apartment Communities, Inc. 2004 Stock Plan, as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.16  “Restricted Award” means an Award of Restricted Stock pursuant to the provisions of Section 7.

2.17  “Restricted Stock” means shares of Common Stock granted pursuant to the provisions of Section 7 subject to the restriction that the holder may not sell, transfer, pledge, or assign such Restricted Stock and such other restrictions (which other restrictions may expire separately or in combination, at one time, from time to time or in installments), as determined by the Committee in accordance with and as set forth in this Plan and/or the relevant Award Agreement.

2.18  “Retirement” means (i) as to officers and employees, retirement from active employment with the Company and its Subsidiaries either pursuant to the Company’s stated retirement policy or by agreement with the Board of Directors and (ii) as to Non-Employee Directors, the same as “Retirement” under the “Retirement Policy” in effect for the Board of Directors on which the Participant was serving upon receipt of an Award.

2.19  “Stock Options” means Incentive Stock Options and Non-Qualified Stock Options.

2.20  “Subsidiary(ies)” means, for purposes of any Incentive Stock Option Award, any corporation (other than the Company) in an unbroken chain of corporations, beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns fifty percent (50%) or more of the voting stock in one of the other corporations in such chain, and, for purposes of any other Award, any corporation, partnership or other entity the results of operations of which are consolidated with those of the Company.

3.  Administration.

3.1  The Committee.  This Plan shall be administered by the Committee. The Committee shall be appointed from time to time by the Board and shall be comprised of not less than three (3) of the then members of the Board who are “non-employee directors” within the meaning of SEC Regulation §240.16b-3 and “outside directors” within the meaning of Section 162(m) of the Code or any successor provisions thereto.

3.2  Plan Administration and Plan Rules.  The Committee is authorized to construe and interpret this Plan and to promulgate, amend and rescind rules, policies and regulations relating to the implementation, administration and maintenance of this Plan. Subject to the terms and conditions of this Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of this Plan including, without limitation, (a) selecting Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate (including, but not limited to, any restriction or limitation on transfer), and (d) correcting any defect or omission, or reconciling any inconsistency, in this Plan and/or any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day administration of this Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to selection for participation in this Plan and/or the granting of any Awards to Participants. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of this Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participant(s). The Company shall effect the granting of Awards under this Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee. Notwithstanding the foregoing, the Committee shall submit to the Company’s shareholders for approval at an annual or special meeting any amendment required by the Securities Act of 1933, the Exchange Act and/or the rules of the NYSE or any other regulatory or self-regulatory body.

3.3  Liability Limitation.  Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by the Charter and/or

By-Laws of the Company as then in effect and to the fullest extent under any indemnification agreement and/or directors’ and officers’ liability insurance coverage which may be in effect from time to time.

4.  Term of Plan/Common Stock Subject to Plan.

4.1  Term.  This Plan shall terminate on October 31, 2013, except with respect to Awards then outstanding. After such date no further Awards shall be granted under the Plan.

4.2  Common Stock Subject to Plan.  The Board shall reserve for Awards under this Plan 500,000 shares of the authorized and unissued shares of Common Stock. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of this Plan. Common Stock which may be issued under this Plan shall be authorized and unissued shares. No fractional shares of Common Stock shall be issued under this Plan.

4.3  Computation of Available Shares.  For the purpose of computing the total number of shares of Common Stock available for Awards, there shall be counted against the limitations set forth in Section 4.2 the maximum number of shares of Common Stock potentially subject to issuance upon exercise or settlement of Awards granted under Section 6, the number of shares of Common Stock issued or subject to potential issuance under Awards of Restricted Stock pursuant to Section 7, and the maximum number of shares of Common Stock potentially issuable under Awards of Common Stock pursuant to Section 8, in each case determined as of the date on which such Awards are granted. If any Award expires unexercised or is forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Award shall again be available for Awards under this Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards; provided, however, that forfeited Awards shall not again be available for Awards under this Plan if the Participant received, directly or indirectly, any of the benefits of ownership of the securities of the Company underlying such Award, including, without limitation, the benefit described in Section 7.6.

5.  Eligibility.  Individuals eligible for Awards under the Plan shall consist of (a) employees of the Company and/or its Subsidiaries whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company in a significant manner, (b) Non-Employee Directors and (c) in the sole discretion of the Committee, consultants or advisors of the Company and/or any Subsidiary who (i) are natural persons, (ii) provide bona fide services to the Company and/or any Subsidiary and (iii) provide services that are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or any Subsidiary’s securities.

6.  Stock Options.

6.1  Terms and Conditions.  Stock Options awarded under this Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options. Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of this Plan, as the Committee shall set forth in the relevant Award Agreement.

6.2  Grant.  Stock Options may be granted under this Plan in such form as the Committee may from time to time approve. Subject to Section 5, Stock Options may be granted alone or in addition to other Awards. Notwithstanding the above, no Incentive Stock Options shall be granted to any employee who owns more than 10% of the combined total voting power of the Company or any Subsidiary, unless the requirements of Section 422(c)(5) (or any successor provision) of the Code are satisfied.

6.3  Exercise Price.  The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of Award; provided, however, that the exercise price of any Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the Award of such Stock Option. For any Participant who owns ten percent (10%) or more of the combined total voting power of the Company or any Subsidiary, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of such Fair Market Value.

6.4  No Repricing.  Notwithstanding the provisions of Section 14 below or any other provision of this Plan, the Plan prohibits any amendment to an outstanding Stock Option to decrease the exercise price, except as provided in Section 12 below, or any cancellation of an outstanding Stock Option in consideration for the grant of a new option with a lower exercise price, unless approved by the shareholders.

6.5  Term.  The term of each Stock Option shall be such period of time as is fixed by the Committee at the time of grant; provided, however, that the term of any Incentive Stock Option shall not exceed ten (10) years after the date the Incentive Stock Option is awarded. For any Participant who owns ten percent (10%) or more of the combined total voting power of the Company or any Subsidiary, the term of each Incentive Stock Option shall not exceed five (5) years.

6.6  Method of Exercise.  A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Director of Human Resources of the Company, or such other officer of the Company as the Committee shall designate, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, by certified check, bank draft or money order payable to the order of the Company or, if permitted by the terms of the relevant Award Agreement and applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, (a) a fully-secured, recourse promissory note, or (b) shares of Common Stock already owned by the Participant for at least six (6) months prior to the exercise date. The Committee may, in the relevant Award Agreement, also permit Participants (either on a selective or group basis) to simultaneously exercise Stock Options and sell through a broker the shares of Common Stock thereby acquired, and use the proceeds from such sale as payment of the exercise price of such Stock Options, by delivering to the broker irrevocable instructions to promptly deliver to the Company the amount of the sale proceeds needed to pay the exercise price; provided, however, that no such exercise and sale shall be effected in violation of the Company’s Insider Trading Policy and all such transactions shall, to the extent applicable, be effected in a manner that avoids a short-swing profit recoverable pursuant to Section 16(b) of the Exchange Act. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes.

6.7  Date of Exercise.  Vesting dates of Stock Options awarded to a Participant will be specified in the applicable Award Agreement at the discretion of the Committee. Stock Options that meet the vesting requirements may be exercised in whole or in part at any time and from time to time during their specified terms.

7.  Restricted Awards.

7.1  Terms and Conditions.  Restricted Awards shall be in the form of grants of Restricted Stock. Restricted Awards shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of this Plan, as the Committee shall set forth in the relevant Award Agreement.

7.2  Restricted Stock Grants.  An Award of Restricted Stock is an Award of shares of Common Stock, in certificated or uncertificated form, issued to and registered with the Company’s designated Stock Transfer Agent, in the name of the applicable Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, pledge, hypothecation or other disposition of such shares and the requirements that the Participant deposit such shares with the Company while such shares are subject to such restrictions and that such shares be forfeited upon termination of employment or cessation of service as a Non-Employee Director for specified reasons within a specified period of time.

7.3  Grants of Awards.

7.3.1  Subject to Section 5, Restricted Awards may be granted alone or in addition to any other Awards. Subject to the terms of this Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Restricted Award made to any Participant. The Committee may, in its sole discretion, require the payment of cash consideration for Restricted Stock.

7.3.2  Each Restricted Award of Restricted Stock may be issued in a certificated or uncertificated form, at the option of the Company, and registered in the name of the Participant. The stock transfer books of the

Company’s designated Stock Transfer Agent shall be noted with the following legend with reference to the shares made subject to such Restricted Award.

“These shares are subject to the terms and restrictions of the Mid-America Apartment Communities, Inc. 2004 Stock Plan; such shares are subject to forfeiture or cancellation under the terms of said Plan; and such shares shall not be sold, transferred, assigned, pledged, encumbered, or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which Plan is available from Mid-America Apartment Communities, Inc. upon request.”

Such Award shall be held in uncertificated form until the restrictions thereon shall have lapsed and all of the terms and conditions applicable thereto have been satisfied.

7.4  Restriction Period.  In accordance with Sections 7.1 and/or 7.2, Restricted Awards shall only become unrestricted and vest in the Participant in accordance with such vesting schedule with respect to such Restricted Award as the Committee may establish in the relevant Award Agreement (the “Restriction Period”). Notwithstanding the immediately preceding sentence, in no event shall the Restriction Period be less than one (1) year after the date on which such Restricted Award is granted. During the Restriction Period applicable to a Restricted Award, such Award shall be unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate the Restricted Stock covered by such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Award or a portion thereof, as the case may be, as provided in Section 7.5.

7.5  Payment of Awards.  After the satisfaction and/or lapse of the restrictions, terms and conditions set by the Committee in respect of a Restricted Award of Restricted Stock, a certificate for the number of shares of Common Stock issued which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant. The remaining shares, if any, issued in respect of such Restricted Stock shall either be forfeited and canceled, or shall continue to be subject to the restrictions, terms and conditions set by the Committee, as the case may be.

7.6  Shareholder Rights.  A Participant shall have, with respect to the shares of Restricted Stock received under a Restricted Award, all of the rights of a shareholder of the Company, including, without limitation, the right to vote the shares and to receive any cash dividends. Stock dividends issued with respect to such Restricted Stock shall be treated as additional Awards of Restricted Stock and shall be subject to the same restrictions and other terms and conditions that apply to the shares of Restricted Stock with respect to which such stock dividends are issued.

8.  Outright Stock Awards.  The Committee, in its sole discretion, shall have the power to make an Award of shares of Common Stock to any Participant, including without limitation to any Non-Employee Director in payment of such Non-Employee Director’s retainer or meeting fees or as compensation for attendance at board meetings. Each such Award shall be subject to such conditions and restrictions, if any, as may be established by the Committee, including but not limited to a requirement that the Non-Employee Director agree to hold such shares of Common Stock for at least six months and/or to hold such shares for investment and not with a view to resale to the public.

9.  [Intentionally Omitted]

10.  Termination of Employment.

10.1  General.  Subject to the terms and conditions of Section 13, if and to the extent an Award Agreement shall not specify when or if an Award may be exercised, earned or settled after a Participant’s termination of employment or a Non-Employee Director ceases to be a director, the following terms and conditions shall apply as appropriate and to the extent not inconsistent with the terms and conditions, if any, of such Award Agreement:

10.1.1    Except as otherwise provided in this Section 10.1.1 or in an Award Agreement:

(a)  Non-Vested Stock Options.  If a Participant’s employment by the Company or any of its Subsidiaries is terminated for any reason (other than Disability, Retirement or death) while Stock Options granted to such Participant are non-vested, such Participant’s rights, if any, to exercise any non-vested Stock Options, if any, shall immediately terminate and the Participant (and such Participant’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interest in or with respect to any such Stock Options. In the event of Disability, Retirement or death while a Participant’s Stock Options are non-vested, such non-vested Stock Options shall become vested immediately.

(b)  Vested Stock Options; Termination for Reasons Other Than Death, Disability or Retirement.  Any vested Stock Option held by a Participant whose employment terminates other than by reason of death, Disability or Retirement, to the extent exercisable immediately prior to such termination of employment, will remain exercisable for a specified time period ending on the earlier of the end of the term of such Stock Options and a date that is thirty (30) days after such termination (subject to the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement).

(c)  Vested Incentive Stock Options; Termination Due to Disability.  If a Participant’s termination of employment is due to Disability, a Participant shall have the right, subject to the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise Incentive Stock Options vested as of the date of the termination, if any, and those vesting under the last sentence of Section 10.1.1(a) above, if any, at any time within the period ending on the earlier of the end of the term of such Incentive Stock Options and the first anniversary of the date of termination due to Disability.

(d)  Vested Incentive Stock Options; Termination Due to Retirement.  If a Participant’s termination of employment is due to Retirement, a Participant shall have the right, subject to the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise Incentive Stock Options vested as of the date of the termination, if any, and those vesting under the last sentence of Section 10.1.1(a) above, if any, at any time within the period ending on the earlier of the end of the term of such Incentive Stock Options and the date that is three (3) months after such termination due to Retirement.

(e)  Death of a Participant.  If any Participant dies while holding a vested Stock Option or a Stock Option that becomes vested pursuant to the last sentence of Section 10.1.1(a) above, such Participant’s estate, designated beneficiary or other legal representative, as the case may be, shall have the right, subject to the applicable provisions of the Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise such Stock Options, if any, at any time within the period ending on the earlier of the end of the term of such Stock Options and the date that is one (1) year from the date of such Participant’s death (but in no event more than one (1) year from the date of such Participant’s termination of employment due to Disability or three (3) months from the date of such Participant’s termination of employment due to Retirement in the case of an Incentive Stock Option, as applicable).

(f)  Vested Non-Qualified Stock Options; Termination Due to Disability or Retirement.  If a Participant’s employment is terminated by reason of Disability or Retirement, the Participant shall have the right, subject to the applicable terms and provisions of this Plan (and any rules and procedures hereunder) and the relevant Award Agreement, to exercise Non-Qualified Stock Options vested as of the date of the termination, if any, and those vesting under the last sentence of Section 10.1.1(a) above, if any, at any time following the Participant’s termination of employment and prior to the expiration date of such Non-Qualified Stock Options as fixed by the Committee and set forth in the Award Agreement related thereto.

(g)  Non-Employee Directors.  If a Non-Employee Director ceases to be a director for any reason (other than Disability, Retirement or death) while Non-Qualified Stock Options granted to such Non-Employee Director are non-vested, such Non-Employee Director’s rights, if any, to exercise any non-vested Non-Qualified Stock Options, if any, shall immediately terminate and the Non-Employee Director (and such Non-Employee Director’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interest in or with respect to any such Non-Qualified Stock Options. In the event of the Disability, Retirement or death of a Non-Employee Director while the Non-Employee Director’s Non-Qualified Stock Options are non-vested, such non-vested, Non-Qualified Stock Options shall become immediately vested. Vested Non-Qualified Stock Options, if any, of a Non-Employee Director who ceases to be a director other than by reason of death, Disability or Retirement, to the extent exercisable immediately prior to such cessation, will remain exercisable for a specified time period of thirty (30) days after such cessation (subject to the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement). If the cessation of a Non-Employee Director’s status as a director is due to Retirement or Disability, the Non-Employee Director shall have the right, subject to the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise any Non-Qualified Stock Options vested as of the date of the cessation, if any, and those non-vested Stock Options vesting in the discretion of the Committee as provided above, if any, at any time following such cessation due to Retirement or Disability and prior to the expiration date of such Non-Qualified Stock Options as fixed by the Committee and as set forth in the Award Agreement related thereto. If any Non-Employee Director dies while holding vested Non-Qualified Stock Options or non-vested Non-Qualified Stock Options vesting in the discretion of the Committee as provided above, such Non-Employee Director’s estate, designated beneficiary or other legal representative, as the case may be, shall have the right, subject to the applicable provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise such vested Non-Qualified Stock Options, if any, at any time within one (1) year from the date of such Non-Employee Director’s death.

10.1.2  If a Participant’s employment with the Company or any of its Subsidiaries is terminated for any reason (other than Disability, Retirement or death) prior to the satisfaction and/or lapse of the restrictions, terms and conditions applicable to Restricted Award(s), such Restricted Award or Awards shall be forfeited, unless the Committee in its discretion determines otherwise. In the event of a Participant’s Disability, Retirement or death during the Restricted Period, shares of Restricted Stock shall become free of restrictions to the extent determined by the Committee.

11.  Non-transferability of Awards.

(a)  Except as otherwise provided in Section 11(b), no Award under this Plan or any Award Agreement, and no rights or interests therein, shall or may be assigned, transferred, sold, exchanged, pledged, disposed of or otherwise hypothecated or encumbered by a Participant or any beneficiary thereof, except by testamentary disposition or the laws of descent and distribution. No such right or interest shall be subject to seizure for the payment of the Participant’s (or any beneficiary’s) debts, judgments, alimony, or separation maintenance or be transferable by operation of law in the event of the Participant’s (or any beneficiary’s) bankruptcy or insolvency. Except as otherwise provided in Section 11(b), during the lifetime of a Participant, Stock Options are exercisable only by the Participant.

(b)  Non-Qualified Stock Options (whether such Stock Options were Non-Qualified Stock Options when awarded or subsequent to the Award thereof became Non-Qualified Stock Options pursuant to applicable law or any provision of this Plan) held by a Participant may be assigned to a Family Member (as defined below) of such Participant pursuant to a domestic relations order or in the form of a bona fide gift at any time after the Award, but prior to the expiration date, of such Non-Qualified Stock Options if as of the time of such transfer a registration statement on Form S-8 (or any successor form) filed by the Company under the Securities Act of 1933, as in effect and as amended from time to time, or any successor statute thereto (the “Securities Act”), is in effect with respect to this Plan (and the Awards granted and shares of Common Stock issuable hereunder). Each such transferred Non-Qualified Stock Option shall continue to be governed by the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the applicable Award Agreement with the transferor Participant, and the Family Member shall be entitled to the same rights and subject to the same obligations, restrictions, limitations and prohibitions under this Plan and such Award Agreement as the transferor Participant, as if such assignment had not taken place; provided, however, that no Non-Qualified Stock Option assigned to a Family Member may be assigned to any other person by that Family Member.

        The term “Family Member” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

12.  Changes in Capitalization and Other Matters.

12.1  No Corporate Action Restriction.  The existence of this Plan, Award Agreements and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, share exchange or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, Family Member, beneficiary or any other person shall have any claim against any member of the Board, the Committee, the Company or any Subsidiary as a result of any such action.

12.2  Recapitalization Adjustments.  In the event of any change in capitalization affecting the Common Stock, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, merger, acquisition, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, the Board, in its sole discretion, may authorize and make such proportionate adjustments, if any, as the Board may deem appropriate to reflect such change, including, without limitation, with respect to the aggregate number of shares of the Common Stock for which Awards in respect thereof may be granted under this Plan, the maximum number of shares of the Common Stock which may be sold or awarded to any Participant, any number of shares of the Common Stock covered by each outstanding Award, and the exercise price or other price per share of Common Stock in respect of outstanding Awards.

13.  Change in Control.

13.1  Acceleration of Awards Vesting.  Except as otherwise provided in this Section 13, if a Change in Control of the Company occurs (a) all Stock Options then unexercised and outstanding shall become fully exercisable as of the date of the Change in Control, and (b) all restrictions, terms and conditions applicable to all Restricted Stock then outstanding shall be deemed lapsed and satisfied as of the date of the Change in Control.

13.2  Treatment of Awards After Change in Control.

13.2.1  Restricted Stock.  Within thirty (30) days after a Change in Control occurs, the holder of an Award of Restricted Stock shall receive a new certificate for such shares without the legend set forth in Section 7.3.2.

13.2.2  Stock Options.  All Stock Options, both those vested as of the date of the Change of Control and those vesting under Section 13.1 above, shall remain exercisable in accordance with the terms and provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement, except that, if a Participant’s employment is terminated by the Company or any Subsidiary without Cause or the Participant terminates his or her employment with the Company or any Subsidiary for Good Reason within two (2) years from the date of the Change of Control, then the Participant’s Non-Qualified Stock Options vested as of the date of the Change of Control or vesting pursuant to Section 13.1 shall, notwithstanding any other provision hereof, be exercisable at any time following the Participant’s termination of employment and prior to the expiration date of such Non-Qualified Stock Options as set forth in the applicable Award Agreement(s).

13.3  Termination as a Result of a Potential Change in Control.  If, as a result of a Potential Change of Control, a Participant’s employment is terminated either (a) by the Company or any Subsidiary without Cause, or (b) by the Participant for Good Reason, then for purposes of this Section 13, a Change in Control shall be deemed to have occurred immediately prior to such Participant’s termination of employment. In such event, all Awards made under this Plan shall be treated as provided in Section 13.2.

13.4  Definitions.  For purposes of this Section 13, the following words and phrases shall have the meaning specified:

13.4.1  “Beneficial Owner” shall have the meaning set forth in SEC Regulation §240.13d-3 or any successor regulation.

13.4.2  “Cause” shall mean, unless otherwise defined in an employee Participant’s individual employment agreement with the Company or any Subsidiary (in which case such employment agreement definition shall govern), (a) the indictment of the Participant for any serious crime, (b) the willful and continued failure by the Participant to substantially perform the Participant’s duties, as they may be defined from time to time, with the Participant’s primary employer or to abide by the written policies of the Company or the Participant’s primary employer (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), or (c) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or any Subsidiary, monetarily or otherwise. For purposes of the preceding sentence, no act shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such act, or failure to act, was in the best interests of the Company and its Subsidiaries.

13.4.3A  “Change in Control” shall be deemed to have occurred if any one of the following conditions shall have been satisfied:

(a)  any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by any such Person any securities acquired directly from the Company) representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; or

(b)  during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 13.4.3(a), 13.4.3(c) or 13.4.3(d)) whose election or nomination for election to the Board was or is approved of by a vote of at least two-thirds of the directors at the beginning of such twenty-four (24) month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

(c)  the shareholders of the Company approve and the action is implemented to merge the Company with any other corporation, to effect a share exchange for the Company’s outstanding securities, or to effect a complete liquidation of the Company, other than a merger, share exchange, or liquidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the Surviving Entity), in combination with the ownership of any trustee or other fiduciary holding securities under any benefit plan of the Company or any Subsidiary, more than seventy-five percent (75%) of the combined voting power of the voting securities of the Company or such Surviving Entity outstanding immediately after such merger, share exchange or liquidation; or

(d)  the shareholders of the Company approve an agreement for the sale or disposition by the Company (other than to a Subsidiary) of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, with respect to a particular Participant a Change in Control shall not include any event, circumstance or transaction which results from the action of any Person which is or includes, is affiliated with, or is wholly or partly controlled by one or more executive officers of the Company or any Subsidiary and in which entity or group the Participant participates.

13.4.4  “Good Reason” for termination by a Participant of the Participant’s employment shall mean, for purposes of this Section 13, unless otherwise defined in the Participant’s individual employment agreement with the Company or any Subsidiary (in which case such employment agreement definition shall govern), the occurrence (without the Participant’s consent) of any one of the following:

(a)  the Company or any Subsidiary fails to continue or changes substantially any performance-based incentive plan in which the Participant was entitled to participate immediately prior to the Change in Control substantially in the forms then in effect. A reduction of more than ten percent (10%) in a Participant’s incentive opportunity shall be deemed a substantial change.

(b)  the Participant is required to change the location of the Participant’s job or office, so that it will be based at a location more than thirty-five (35) miles from the location of the Participant’s job or office prior to the Change in Control; or

(c)  a reduction in the Participant’s rate of annual base salary as in effect on the day prior to the occurrence of a Change in Control, where “annual base salary” is the Participant’s regular basic annual compensation prior to any reduction therein under a salary reduction agreement pursuant to Section 401(k) or Section 125 of the

Code, and, without limitation, shall not include, fees, retainers, reimbursements, bonuses, incentive awards, prizes or similar payments.

13.4.5  “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (a) the Company or any Subsidiary, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary qualified under Section 401(a) of the Code, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of securities of the Company.

13.4.6  “Potential Change in Control” shall be deemed to have occurred if any one of the following conditions shall have been satisfied:

(a)  the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or

(b)  the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

(c)  any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company’s then outstanding securities, or any Person increases such Person’s beneficial ownership of such securities by five (5) percentage points or more over the percentage so owned by such Person on January 1, 2004; or

(d)  the Board adopts a resolution to the effect that, for purposes of the Plan, a Potential Change in Control has occurred.

13.4.7  “Surviving Entity” shall mean only an entity in which all or substantially all of the Company’s shareholders immediately before any merger, share exchange or liquidation become shareholders by the terms of such merger, share exchange or liquidation.

13.5  Adverse Tax Consequences.  If the making of any payment or payments pursuant to this Section 13 or otherwise would (a) subject the Participant to an excise tax under Section 4999 of the Code, or any like or successor section thereto, or (b) result in the Company’s loss of a federal income tax deduction for such payments under Section 280G of the Code, or any like or successor section thereto (either or both, an “Adverse Tax Consequence”), then, unless otherwise expressly provided in a relevant Award Agreement or employment agreement, the payments attributable to this Plan that are “parachute payments” within the meaning of such Section 280G of the Code shall be reduced, as determined by the Committee in its sole discretion, but after consultation with the Participant affected, to the extent necessary to avoid any Adverse Tax Consequence. Any disputes regarding whether any payments to a Participant would result in an Adverse Tax Consequence shall be resolved by an opinion of a nationally recognized accounting firm acceptable to the Company and the Participant.

14.  Amendment, Suspension and Termination.

14.1  In General.  The Board may suspend or terminate this Plan (or any portion thereof) at any time and may amend this Plan at any time and from time to time in such respects as the Board may deem advisable to ensure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary; provided, however, that no such amendment shall, without majority (or such greater percentage if required by law, charter, by-law or other regulation or rule) shareholder approval to the extent required by law or the rules of any exchange upon which the Common Stock is listed, (a) except as provided in Section 12, increase the number of shares of Common Stock which may be issued under this Plan, (b) materially modify the requirements as to eligibility for participation in this Plan, (c) materially increase the benefits accruing to Participants under this Plan, or (d) extend the termination date of this Plan. No such amendment, suspension or termination shall (i) materially adversely affect the rights of any Participant under any outstanding Award, without the consent of such Participant, or (ii) make any change that would disqualify this Plan, or any other plan of the Company or any Subsidiary intended to be so qualified, from (A) the exemption provided by SEC Regulation §240.16b-3, or any successor thereto, or (B) the benefits provided under Section 422 of the Code or any successor thereto.

14.2  Award Agreements.  The Committee may amend or modify at any time and from time to time any outstanding Award and Award Agreement, in any manner to the extent that the Committee would have had the authority under this Plan to initially determine the restrictions, terms and provisions of such Award, including, without limitation, to change the date or dates as of which Stock Options may be exercised. No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award and Award Agreement without the consent of such Participant.

15.  Miscellaneous.

15.1  Tax Withholding.  The Company shall have the right to deduct from any payment or settlement under this Plan, including, without limitation, the exercise of any Stock Option, or the delivery or vesting of any shares of Common Stock, Restricted Stock, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. If the Committee, in its sole discretion, permits shares of Common Stock to be used to satisfy any such tax withholding, such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. The Committee may establish rules limiting the use of Common Stock to meet withholding requirements by Participants who are subject to Section 16 of the Exchange Act.

15.2  No Right to Employment.  Neither the adoption of this Plan, the granting of any Award, nor the execution of any Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

15.3  Unfunded Plan.  This Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards. Any liability of the Company to any person with respect to any Award or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of this Plan or any such Award or Award Agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in this Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof, any Family Member or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary, any Family Member or any other person.

15.4  Payments to a Trust.  The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under this Plan.

15.5  Other Company Benefit and Compensation Programs.  Payments and other benefits received by a Participant under an Award shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of this Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

15.6  Listing, Registration and Other Legal Compliance.  No Award shall be made and no shares of the Common Stock shall be issued under this Plan, and no assignment of a Non-Qualified Stock Option to a Family Member shall be made, unless legal counsel for the Company shall be satisfied that such issuance or assignment will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment of any Award, share issuance or assignment of Non-Qualified Stock Options, that certain agreements, undertakings, representations, certificates, and/or information as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Stock and/or Common Stock delivered under this Plan may be subject to such stock transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the SEC, and the NYSE (or any other securities exchange the stock is currently trading on) and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such share certificates to make appropriate reference to such restrictions. In addition, if, at any time specified herein (or in any Award Agreement) for (a) the making of any determination, (b) the issuance or other distribution of Restricted Stock and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary, any Participant (or any designated beneficiary or other legal representative) or any Family Member to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. If at any time and from time to time the Committee determines, in its sole discretion, that the listing, registration or qualification of any Award, or any Common Stock or property covered by or subject to such Award, upon the NYSE (or any other securities exchange the stock is currently trading on) or under any foreign, federal, state or local securities or other law, rule or regulation is necessary or desirable as a condition to or in connection with the granting of such Award or the issuance or delivery of Restricted Stock and/or Common Stock or other property under such Award or otherwise, no such Award may be exercised or settled, or paid in Restricted Stock, Common Stock or other property, unless such listing, registration or qualification shall have been effected free of any conditions that are not acceptable to the Committee.

15.7  Award Agreements.  Each Participant receiving an Award (except, in the Committee’s discretion, an Award of Common Stock pursuant to Section 8 hereof) shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein.

15.8  Designation of Beneficiary.  Each Participant to whom an Award has been made may designate a beneficiary or beneficiaries to receive any payment which under the terms of this Plan and the relevant Award Agreement may become payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or canceled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under this Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

15.9  Leaves of Absence/Transfers.  The Committee shall have the power to promulgate rules, policies and regulations and to make determinations, as it deems appropriate, under this Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

15.10  Governing Law.  This Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to principles of conflict of laws. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of this Plan.

15.11  Effective Date.  This Plan shall become effective upon its approval by a majority of the Company’s shareholders at the Company’s 2004 Annual Meeting of Shareholders.

[FRONT SIDE OF PROXY]

PROXY	MID-AMERICA APARTMENT COMMUNITIES, INC	NO. OF SHARES ____________
6584 POPLAR AVENUE, SUITE 300, MEMPHIS, TENNESSEE 38138

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints H. Eric Bolton, Jr., Leslie B.C. Wolfgang and Simon R.C. Wadsworth, and each of them, as proxies, each with the power to appoint such person’s substitute, and hereby authorizes them to vote, as designated below, all the shares of common stock of Mid-America Apartment Communities, Inc. (the “Company”) held of record by the undersigned on March 31, 2004 at the Annual Meeting of Shareholders to be held on May 24, 2004, or any adjournment thereof.

1.  ELECTION OF THREE CLASS I DIRECTORS.

☐ FOR ALL NOMINEES LISTED BELOW	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐ EXCEPTIONS

(INSTRUCTION:     TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX ABOVE AND STRIKE A LINE THROUGH THE NOMINEE’S NAME ON THE LIST BELOW)

John F. Flournoy	Robert F. Fogelman	Michael S. Starnes

2.  RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2004.

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

3.  APPROVAL OF THE AMENDED AND RESTATED CHARTER

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

4.  APPROVAL OF THE 2004 STOCK PLAN

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

5.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(PLEASE SEE REVERSE SIDE)

[BACK SIDE OF PROXY]

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR ALL PROPOSALS.

DATED:_________________________________________, 2004

Please sign this proxy exactly as name appears to left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, this proxy should be signed in the full corporate name by the President or other authorized officer. If a partnership, it should be signed in the full partnership name by an authorized person.

Signature

Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.